SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Rogers Corporation
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One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Rogers Corporation, a Massachusetts corporation, will be held on Friday, May 9, 2008, at 10:30 A.M., at the Hartford Marriott Downtown Hotel, 200 Columbus Boulevard, Hartford, Connecticut 06103 for the following purposes:

1.	To elect the nine members of the board of directors for the ensuing year.

2.	To approve the third amendment to the Rogers Corporation 2005 Equity Compensation Plan.

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 28, 2008.

4.	To transact such other business as may properly come before the meeting.

Shareholders entitled to receive notice of and to vote at the meeting are determined as of the close of business on March 12, 2008, the record date fixed by the board of directors for such purpose.

Regardless of whether or not you plan to attend the meeting, you can be sure your shares are represented at the meeting by promptly dating, signing, and returning your proxy card in the enclosed pre-addressed, postage-paid return envelope (which will be provided to those shareholders who request to receive paper copies of these materials by mail), voting electronically over the Internet or by telephone, or by returning your voting instruction card to your broker. If for any reason you desire to revoke or change your proxy, you may do so at any time before it is exercised. The proxy is solicited by the board of directors of Rogers Corporation.

We cordially invite you to attend the meeting.

By Order of the Board of Directors

Robert M. Soffer, Vice President and Secretary

March 20, 2008

Proxy Statement Table of Contents

Page

3	Proposal 1: Election of Directors
5	Stock Ownership of Management
6	Beneficial Ownership of More Than Five Percent of Rogers Stock
7	Corporate Governance Practices
8	Board of Directors
8	Director Independence
8	Meetings; Certain Committees
10	Directors’ Compensation
12	Audit Committee Report
13	Compensation Discussion and Analysis
15	Base Salary
15	Short Term Incentives
16	Equity Incentives
17	2008 Compensation
17	Retirement Benefits and Perquisites
18	Severance and Change in Control Protection
19	Impact of Accounting and Tax Treatment on Compensation Program Design
19	Compensation and Organization Committee Report
20	Executive Compensation
20	Summary Compensation Table
22	All Other Compensation For Fiscal Year 2007
23	Grants of Plan-Based Awards in 2007 Fiscal Year
25	Outstanding Equity Awards at 2007 Fiscal Year End
27	Option Exercises and Stock Vested in 2007 Fiscal Year
27	Pension Benefits at 2007 Fiscal Year End
30	Non-qualified Deferred Compensation
31	Potential Payments on Termination or Change in Control
35	Severance Policy Assumptions
35	Post Termination Table
37	Proposal 2: Approval of the Third Amendment to the Rogers Corporation 2005 Equity Compensation Plan
44	Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm
46	Related Person Transactions
47	Section 16(a) Beneficial Ownership Reporting Compliance
47	Proposals of Shareholders
47	Solicitation of Proxies
47	“Householding” of Proxy Materials
48	Communications with Members of the Board of Directors
48	Availability of Certain Documents
A-1	Rogers Corporation 2005 Equity Compensation Plan - As Amended and With the Proposed Amendment

One Technology Drive / P. O. Box 188 / Rogers, CT 06263-0188 / 860.774.9605

Proxy Statement - March 20, 2008

We are providing you with this proxy statement and proxy card (either in paper copy or electronically via the Internet) in connection with the solicitation of proxies by the board of directors of Rogers Corporation (“Rogers” or “Company”) for the Annual Meeting of Shareholders to be held on Friday, May 9, 2008, at 10:30 A.M., at the Hartford Marriott Downtown Hotel, 200 Columbus Boulevard, Hartford, Connecticut 06103.

If you are a shareholder of record as of the close of business on March 12, 2008, you are entitled to vote at the meeting and any adjournment thereof. As of that date, 16,001,610 shares of capital stock (also referred to as common stock), $1 par value per share, of Rogers were outstanding. You are entitled to one vote for each share owned. Execution of a proxy will not in any way affect your right to attend the meeting and vote in person. Any shareholder submitting a proxy has the right to revoke it any time before it is exercised by filing a written revocation with the Secretary of Rogers, by executing a proxy with a later date, by voting again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted) or by attending and voting at the meeting.

We are now furnishing proxy materials to our shareholders on the Internet, rather than mailing a paper copy of the materials (including our 2007 annual report) to each shareholder, unless you have requested us to send you a paper or electronic mail copy. We have adopted this procedure pursuant to rules recently adopted by the Securities and Exchange Commission. If you received only a Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail or electronic mail, you will not receive a paper or electronic mail copy of these proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. The Notice will also instruct you as to how you may access your proxy card to vote over the Internet. If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice. We anticipate that the Notice Regarding the Availability of Proxy Materials will be mailed to our shareholders on or about March 25, 2008. If your shares are held by a brokerage firm, dealer or other similar organization, the Notice or proxy materials, as applicable, are being forwarded to you by that organization, and you should follow the instructions for voting as set forth on that organization’s voting instruction card.

If your shares are registered directly in your name, and if you sign your proxy card or vote online, but do not give voting instructions, the proxy will be voted: (1) FOR the election of the nine nominees to the board of directors shown under the heading “NOMINEES FOR DIRECTOR”, (2) FOR the third amendment to the Company’s 2005 Equity Compensation Plan and (3) FOR the ratification of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 28, 2008. If instead your shares are held by a broker (which is the case for many of our shareholders) and you do not provide voting instructions to your broker (either because you do not return the voting instruction card to your broker or you return it but fail to give voting instructions), the proxy will be voted: (1) FOR the election of the nine nominees to the board of directors shown under the heading “NOMINEES FOR DIRECTOR” and (2) FOR the ratification of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 28, 2008; however, in this case, brokers are not permitted to vote on the proposal regarding the third amendment to the Company’s 2005 Equity Compensation Plan.

The presence, in person or by proxy, of the holders of a majority of the shares of capital stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. Neither abstentions nor broker “non-votes” will be considered votes properly cast at the meeting. Accordingly, because the approval of each of the proposals is based on the votes properly cast at the meeting, neither abstentions nor broker “non-votes” will have any effect upon the outcome of voting with respect to any of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Under the rules of the stock exchange applicable to member firms, brokers will have discretionary authority to vote shares held in their name for the election of directors and for the ratification of the appointment of the Company’s independent registered public accounting firm even if they do not receive instructions from the beneficial owners.

With regard to the election of directors, votes may be cast for all nominees or withheld from all nominees or any particular nominee. Votes withheld in connection with the election of one or more directors will not be counted as votes cast for such individuals. Those nominees receiving the nine highest numbers of votes at the meeting will be elected, even if such votes do not constitute a majority of the votes cast. With regard to the approval of the third amendment to the Company’s 2005 Equity Compensation Plan and the ratification of the appointment of the Company’s independent registered public accounting firm, votes may be cast for or against such proposal or you may abstain from voting on that proposal.

We do not expect any matters other than those set forth in the accompanying Notice of Annual Meeting of Shareholders to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies properly executed and received will be voted with respect to this matter in accordance with the judgment of the persons named as proxies.

Proposal 1: Election of Directors

The directors of Rogers are elected annually by shareholders and hold office until the next Annual Meeting of Shareholders and thereafter until their successors have been elected and qualified. The board of directors has been advised that each nominee will serve if elected. If any of these nominees should become unavailable for election, proxies will be voted for the election of such other person, or for fixing the number of directors at a lesser number, as the board of directors may recommend. All of the nominees are currently directors of Rogers and were elected to their present term of office at the April 26, 2007 Annual Meeting of Shareholders except for Dr. Hsu who was appointed to the board of directors on June 20, 2007 and for Mr. Mitchell who was previously a director from 1994 to the April 26, 2007 Annual Meeting of Shareholders and who has been re-nominated for election at this Annual Meeting of Shareholders.

NOMINEES FOR DIRECTOR

Age/Year First
Name	Became Director	Principal Occupations During the Past Five Years and Other Directorships
Walter E. Boomer	69 / 1997

Retired (as of April 2004) Chief Executive Officer since March 1997, Chairman of the Board of Directors since April 2002 and prior to that President since March 1997, Rogers Corporation; President, Babcock & Wilcox Power Generation Group and Executive Vice President of McDermott International, Inc., the parent corporation of Babcock & Wilcox (February 1995 to October 1996), Senior Vice President of McDermott International, Inc. (August 1994 to January 1995) and prior to that a General in the U.S. Marine Corps from 1986; Director, Baxter International, Inc. and Taylor Energy Company.

Charles M. Brennan, III	66 / 2005	Retired (as of December 2007) Chairman, and retired (as of April 2000) Chairman and Chief Executive Officer of the MYR Group, Inc.; Director, Dycom Industries, Inc.

Gregory B. Howey	65 / 1994	President and Director, Okay Industries, Inc.

J. Carl Hsu	66 / 2007

Retired (as of December 2003) President and Chief Executive Officer Bell Labs Asia and China since October 1999; Professor at Peking University (since October 2001); Director, Taiwan Mobile Co., Ltd. (since June 2004).

Carol R. Jensen	55 / 2006

President and Principal Partner, Lightning Ranch Group; Global Vice President of R&D Performance Chemicals, Dow Chemical Co. (July 2001 to April 2004); Executive Director, Corporate Technology and Electro & Communications Markets, 3M Corporation (February 2000 to July 2001).

Eileen S. Kraus	69 / 2001	Retired (as of July 2000) Chairman, Fleet Bank Connecticut, a subsidiary of FleetBoston Financial Corporation; Director, Kaman Corporation and The Stanley Works.

William E. Mitchell	64 / 1994 (1)	Chairman (since May 2006) and Chief Executive Officer since February 2003, President (February 2003 to February 2008), Director, Arrow Electronics, Inc.; Director, Brown-Forman Corporation.

Robert G. Paul	66 / 2000

Retired Director, President Base Station Sub-Systems Group, Andrew Corporation (since July 2003); President, Chief Executive Officer and Director, Allen Telecom Inc. (1991 to July 2003); Director, Comtech Telecommunications Corporation and Kemet Corporation.

Robert D. Wachob	60 / 2004

President and Chief Executive Officer (since April 2004), President and Chief Operating Officer (April 2002 to April 2004), and Executive Vice President, (January 2000 to April 2002), Rogers Corporation.

(1)	Mr. Mitchell previously served on the Rogers board of directors from 1994 to the April 26, 2007 Annual Meeting of Shareholders, when he chose not to stand for re-election because of other business commitments. However, Mr. Mitchell has been asked to rejoin the board at this time and has agreed to be re-nominated for election at this Annual Meeting of Shareholders.

Vote Required for Approval and Recommendation of the Board of Directors

Directors must be elected by a plurality of the votes cast. This means those nominees receiving the nine highest number of votes at the Annual Meeting of Shareholders will be elected, even if such votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The board of directors recommends a vote FOR the election of the above named nominees to the board of directors.

Stock Ownership of Management

This table provides information about the beneficial ownership of Rogers capital stock as of March 12, 2008, by each of the current directors, nominees and executive officers named in the Summary Compensation Table (who are referred to as the named executive officers), and by all directors, nominees and executive officers as a group. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to the shares reported.

	Beneficial Ownership
	Total	Percent of	Total Stock
Name of Person or Group	Shares (1)	Class (2)	Interest (3)
Leonard M. Baker	42,688	*	42,688
Walter E. Boomer	61,863	*	61,863
Charles M. Brennan, III	12,548	*	12,548
Michael L. Cooper	51,162	*	51,162
Frank J. Gillern	73,869	*	73,869
Gregory B. Howey	61,887	*	73,130
J. Carl Hsu	2,250	*	2,250
Leonard R. Jaskol (4)	34,138	*	37,837
Carol R. Jensen (4)	10,717	*	10,717
Eileen S. Kraus	34,854	*	38,906
Dennis M. Loughran	7,695	*	7,695
William E. Mitchell (4)	13,297	*	15,318
Robert G. Paul	43,665	*	44,488
John A. Richie	93,315	*	93,315
Robert D. Wachob (4)	297,446	1.83	297,446

All Directors, Nominees and Executive Officers as a Group (23 Persons)	1,308,934	7.68	1,330,772

(1)	Represents the total number of currently owned shares and shares acquirable within 60 days of March 12, 2008 through the exercise of stock options. Shares acquirable under stock options exercisable within 60 days for each individual are as follows (last name/number of shares): Baker/32,750; Boomer/41,863; Brennan/11,362; Cooper/43,400; Gillern/63,400; Howey/45,250; Hsu/2,250, Jaskol/22,250; Jensen/8,429; Kraus/31,980; Loughran/5,000; Mitchell/12,693; Paul/ 36,064; Richie/74,133; Wachob/229,071; and the group of 23 individuals/1,042,628.

(2)	Represents the percent of ownership of total outstanding shares of capital stock, based on 16,001,610 shares of common stock outstanding as of March 12, 2008, with the * indicating that the amount of ownership represents less than 1% of outstanding capital stock.

(3)	Includes total beneficial ownership plus the number of shares of capital stock that have been deferred pursuant to Rogers’ compensation programs.

(4)	Messrs. Jaskol, Mitchell, Wachob and Ms. Jensen own, respectively: 1,000, 139, 58,340 and 2,288 shares included above as to which investment and voting power is shared with their spouses.

The address of all persons listed above is c/o Rogers Corporation, One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188.

Beneficial Ownership of More Than Five Percent of Rogers Stock

This table provides information regarding beneficial ownership as of December 31, 2007 of each person known to Rogers to own more than 5% of its outstanding capital stock. The information in this table is based upon filings by each such person with the Securities and Exchange Commission (SEC) on Schedule 13G (including amendments) under the Securities Exchange Act of 1934, as amended. Unless otherwise noted, the beneficial owners have sole voting and dispositive power with respect to the shares listed below.

	Shares
	Beneficially	Percent of
Name and Address of Beneficial Owner	Owned	Class (1)
Lord, Abbett & Co. LLC (2)
90 Hudson Street
Jersey City, New Jersey 07302	2,955,047	18.5

Capital Research Global Investors
333 South Hope Street
Los Angeles, California 90071	1,350,000	8.4

Westport Asset Management, Inc. (3)
253 Riverside Avenue
Westport, Connecticut 06880	1,274,901	8.0

Bank of America Corporation (4)
100 North Tryon Street Floor 25
Bank of America Corporate Center
Charlotte, NC 28255	1,128,359	7.1

(1)	As of the record date, March 12, 2008.

(2)	Lord, Abbett & Co. LLC, a registered investment advisor, has sole voting power with respect to 2,758,520 of the shares listed above and sole dispositive power with respect to 2,955,047 of the shares listed above.

(3)	Westport Asset Management, Inc., a registered investment advisor, has sole voting power with respect to 164,800 of the shares listed above, has shared voting power with its affiliate Westport Advisers LLC with respect to 1,040,101 of the shares listed above, has sole dispositive power of 164,800 of shares listed above and has shared dispositive power with respect to 1,110,101 of the shares listed above. All shares are held in certain discretionary managed accounts. Westport Asset Management, Inc. disclaims beneficial ownership of all such shares.

(4)	Bank of America Corporation (“B of A”) and its affiliates reported voting and dispositive power as follows: B of A has shared voting power with respect to 1,056,827 of the shares listed above, and has shared dispositive power with respect to 1,128,359 of the shares listed above; NB Holdings Corporation has shared voting power with respect to 1,056,827 of the shares listed above, and has shared dispositive power with respect to 1,128,353 of the share listed above; Bank of America, NA has sole voting power with respect to 16,726 of the shares listed above, shared voting power with respect to 272,575 of the shares listed above, sole dispositive power with respect to 14,725 of the shares listed above, and shared dispositive power with respect to 304,132 of the shares listed above; United States Trust Company, NA has sole voting power with respect to 767,028 of the shares listed above, shared voting power with respect to 6,445 of the shares listed above, sole dispositive power with respect to 797,683 of the shares listed above, and shared dispositive power with respect to 11,315 of the shares listed above; Bank of America Securities Holding Corporation has shared voting power with respect to 498 of the shares listed above, and shared dispositive power with respect to 498 of the shares listed above; Banc of America Securities LLC has sole voting power with respect to 498 of the shares listed above, and sole dispositive power with respect to 498 of the shares listed above; Columbia Management Group, LLC has shared voting power with respect to 262,561 of the shares listed above, and shared dispositive power with respect to 302,081 of the shares listed above; Columbia Management Advisors, LLC has sole voting power with respect to 262,561 of the shares listed above, and sole dispositive power with respect to 302,081 of the shares listed above; Banc of America Investment Advisors, Inc. has shared voting power with respect to 3,519 of the shares listed above; each of BAC North America Holding Company and LaSalle Bank Corporation has shared dispositive power with respect to 6 of the shares listed above; and LaSalle Bank, N.A. has sole dispositive power with respect to 6 of the shares listed above.

Corporate Governance Practices

Rogers has long subscribed to sound corporate governance practices. The basic principles are summarized here.

  The board of directors is elected by and is accountable to the shareholders. Its primary purpose is to oversee management and to assure that the long term interests of the shareholders are being served.

  All directors stand for election annually.

  The board of directors has adopted a retirement policy for directors, which is set forth in Rogers’ Corporate Governance Guidelines, under which directors may not be nominated for election after age 72 unless the board deems it advisable to do so.

  The board of directors has determined that seven of its nine nominees for director, representing a substantial majority of the board, are independent. Rogers’ Corporate Governance Guidelines require that a majority of the board be independent under New York Stock Exchange (“NYSE”) listing requirements but also state that it is the board of directors’ goal (but not a requirement) that at least two-thirds of the directors be independent.

  The (i) Audit, (ii) Compensation and Organization and (iii) Nominating and Governance Committees consist solely of independent directors. The charters of all of the committees of the board of directors are approved by the entire board and clearly establish committee responsibilities.

  The Audit Committee has sole responsibility for selecting, engaging, evaluating and terminating Rogers’ independent registered public accounting firm. The Audit Committee also has full responsibility for determining the independent registered public accounting firm’s compensation and oversees and evaluates Rogers’ internal audit function. The Audit Committee has more than one member who has accounting or financial management expertise, and has two members who are “Audit Committee Financial Experts”.

  The non-management directors regularly meet in executive session and there is an independent “Lead Director” who is responsible for presiding over such meetings.

  The board of directors annually evaluates its own performance. Each of the board committees conducts an annual self-evaluation of its respective performance. These evaluations are overseen by the Nominating and Governance Committee.

  The board of directors annually reviews a strategic plan and a one-year operating plan that is linked to strategic objectives.

  The Compensation and Organization Committee of the board of directors evaluates the performance of the CEO and determines his compensation. The board of directors as a whole oversees CEO and other senior management succession planning.

  Directors have complete access to all levels of management and also are provided with opportunities to meet with members of management on a regular basis.

  The Corporate Governance Guidelines are available both on Rogers’ website and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

Board of Directors

DIRECTOR INDEPENDENCE

Under the rules of the NYSE, the board of directors is required to affirmatively determine the independence of each director based on the absence of any direct or indirect material relationship between the Company and the director. The board has adopted the following categorical standards, which are also contained in the Rogers Corporation Corporate Governance Guidelines available on Rogers’ website, to assist it in determining director independence in accordance with the NYSE’s independence standards:

  If a Rogers director (other than a member of the Audit Committee) receives direct or indirect annual compensation or other benefits (other than board and committee fees) from Rogers, such amount should not exceed $30,000;

  If a Rogers director is an executive officer of another company that does business with Rogers, the annual sales to, or purchases from, Rogers should be less than 1% of the revenues of the company he or she serves as an executive officer;

  If a Rogers director is an executive officer of another company which is indebted to Rogers, or to which Rogers is indebted, the total amount of either company’s indebtedness to the other should be less than 1% of the total consolidated assets of the company he or she serves as an executive officer; and

  If a Rogers director serves as an officer, director or trustee of a charitable organization, Rogers’ discretionary charitable contributions to the organization should be less than 1% of that organization’s total annual charitable receipts. (Rogers’ matching of employee charitable contributions will not be included in the amount of Rogers’ contributions for this purpose.)

The board of directors has determined that all of the current directors other than Mr. Wachob satisfy these standards and accordingly have no direct or indirect material relationship with Rogers other than (1) serving as a director and a board committee member, (2) receiving related fees as disclosed in this proxy statement under “Directors’ Compensation” and (3) having beneficial ownership of Rogers securities as disclosed in this proxy statement under “Stock Ownership of Management”. The independent members of the board affirmatively determined that all of Rogers’ other board members as follows are independent: Leonard M. Baker, Walter E. Boomer (as of April 26, 2007), Charles M. Brennan, III, Gregory B. Howey, J. Carl Hsu, Leonard R. Jaskol, Carol R. Jensen, Eileen S. Kraus, and Robert G. Paul. William E. Mitchell, a nominee for director, was affirmatively determined to be independent when he last served on the board (he chose not to run for reelection at the April 26, 2007 Annual Meeting of Shareholders), but as of the date of this proxy statement, the board of directors has not yet assessed the independence of Mr. Mitchell in connection with his re-nomination to the board.

MEETINGS; CERTAIN COMMITTEES

Board of Directors

The Rogers board of directors held seven meetings during 2007. The board of directors has five regular committees, including an Audit Committee, a Compensation and Organization Committee, and a Nominating and Governance Committee. All directors attended more than 75% in the aggregate of the meetings held in 2007 of the board during their tenure as directors and the committees on which each such director served during their tenure as committee members. All of the members of the board of directors attended the 2007 Annual Meeting of Shareholders except for Mr. Brennan who had planned to attend but could not because of airline transportation problems. Mr. Brennan did, however, participate telephonically in the board meeting held that day.

The Rogers board of directors adopted a set of Corporate Governance Guidelines, which set forth information pertaining to director qualifications and responsibilities, as well as other corporate governance practices and policies. These guidelines are available both on Rogers’ website, www.rogerscorporation.com, and in print to shareholders along with the charters of the Audit, Compensation and Organization, and Nominating and Governance Committees. See “Availability of Certain Documents” in this proxy statement.

Meetings of Non-Management Directors

The board holds regularly scheduled sessions for the non-management directors of the Company without management present. These meetings are presided over by the Lead Director or, if he or she is not in attendance, the Chairperson of the Nominating and Governance Committee. The directors have determined that the Company’s Lead Director, if one has been appointed, will be the presiding director at these sessions. In the event that the Company does not have a Lead Director or he or she is not in attendance, the Chairperson of the Nominating and Governance Committee will be the presiding director. The non-management directors may meet without management present at other times as determined by the Lead Director. Mr. Paul serves as the Lead Director. Currently, the non-management directors of the Company are Messrs. Baker, Boomer, Brennan, Howey, Hsu, Jaskol and Paul, and Mses. Jensen and Kraus. Any interested party who wishes to make their concerns known to the non-management directors may contact the Lead Director, or the non-management directors as a group, in writing at Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, Attn: Lead Director.

Audit Committee

The Audit Committee held eight meetings in 2007. The Audit Committee’s responsibilities include appointing, terminating, evaluating, and setting the compensation of the independent registered public accounting firm of Rogers; meeting with the independent registered public accounting firm to review the scope, accuracy and results of the audit; and making inquiries as to the adequacy of Rogers’ accounting, financial and operating controls. Mr. Paul is the chairperson of the Audit Committee, with Messrs. Brennan and Howey and Ms. Kraus as members. The board of directors has determined that each of these individuals is “independent” in accordance with the NYSE’s listing standards and the rules and regulations of the SEC and related federal law. In addition, the board of directors has also determined that Mr. Paul and Mr. Brennan are “Audit Committee Financial Experts” in accordance with the standards established by the SEC. The Audit Committee’s charter is available both on Rogers’ website and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

Compensation and Organization Committee

The Compensation and Organization Committee held six meetings in 2007. During 2007, the Compensation and Organization Committee was comprised solely of non-management directors, who were each: (i) independent as defined under the NYSE listing standards and as determined by the board of directors, (ii) a non-management director for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and (iii) an outside director for purposes of Section 162(m) of the Internal Revenue Code (except for Mr. Boomer). In 2007, until the April 26, 2007 Annual Meeting of Shareholders, Ms. Kraus was the chairperson of this committee, with Messrs. Mitchell and Paul as members. Immediately following the 2007 Annual Meeting of Shareholders, Ms. Kraus remained chairperson of this committee and Mr. Paul remained a member, but Walter E. Boomer replaced William E. Mitchell as a member of this committee upon Mr. Mitchell’s leaving the Board on April 26, 2007.

The board has adopted a charter for the Compensation and Organization Committee, which is available both on Rogers’ website and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

The Compensation and Organization Committee’s responsibilities, which are discussed in detail in its charter, include the responsibility to:

  evaluate the performance of the Chief Executive Officer;

  establish the base salary, incentive compensation and any other compensation for Rogers’ Chief Executive Officer and review and approve the Chief Executive Officer’s recommendations for the compensation of all other executive officers;

  monitor Rogers’ management incentive and equity compensation plans, retirement and welfare plans and discharge the duties imposed on this committee by the terms of those plans; and

  periodically review and make recommendations regarding compensation for non-management directors.

Until August 23, 2007, the Nominating and Governance Committee was responsible for evaluating the Chief Executive Officer’s performance and reporting its evaluation to the Compensation and Organization Committee. After that date this responsibility was transferred to the Compensation and Organization Committee. During committee meetings at which compensation actions involving the Chief Executive Officer are discussed, the Chief Executive Officer does not participate in the discussions if the committee so chooses. As Chief Executive Officer, Mr. Wachob recommends compensation decisions involving the other executive officers and discusses these recommendations and related issues with the Compensation and Organization Committee. During committee meetings at which compensation actions involving executive officers are discussed, Mr. Wachob has taken an active part in the discussions.

The agenda for meetings of the Compensation and Organization Committee is determined by its chairperson with the assistance of Rogers’ Vice President of Human Resources. Compensation and Organization Committee meetings are regularly attended by the Chief Executive Officer, the Vice President of Human Resources, and certain other members of management. At each meeting, the Compensation and Organization Committee has the opportunity to meet in executive session. The Compensation and Organization Committee’s chairperson reports the committee’s recommendations and decisions on executive compensation to the full board of directors.

The Compensation and Organization Committee has the sole authority to retain and terminate outside advisors with respect to executive and director compensation. This committee has retained Pearl Meyer & Partners (“PM&P”) since 2004 as its outside compensation consultant. PM&P provides compensation data and analyses that serve as the basis for setting executive officer and director compensation levels, and advises the committee on its compensation decisions. PM&P also advises the committee on the structure of executive officer compensation programs which includes the design of incentive plans, and the forms and mix of compensation. PM&P does not recommend or set specific pay levels for the executives. PM&P works exclusively for the committee, but does work with management to collect census data and to ensure data is accurate.

Compensation and Organization Committee Interlocks and Insider Participation

The Compensation and Organization Committee during fiscal year 2007 was composed of Eileen S. Kraus (chairperson of the committee), and Robert G. Paul. William E. Mitchell was also a member of this committee until he left the board of directors on April 26, 2007. He was replaced by Walter E. Boomer. None of them has served as an officer or employee of the Company (except for Mr. Boomer, who was Chief Executive Officer of Rogers from March 1997 to April 2004) or had any “interlocking relationships” requiring disclosure under applicable rules and regulations of the SEC.

Nominating and Governance Committee

The Nominating and Governance Committee held six meetings in 2007. This committee has functions that include developing and recommending to the board of directors criteria for board and committee membership, reviewing the qualifications of candidates for director, nominating candidates for election to the board of directors, overseeing Rogers’ corporate governance policies and practices, developing and recommending to the board of directors corporate governance guidelines, evaluating the performance of the CEO (until August 23, 2007 when this responsibility was transferred to the Compensation and Organization Committee) and, at least yearly, overseeing a review of the performance of the board of directors and its committees. Mr. Jaskol is the chairperson of the Nominating and Governance Committee and until April 26, 2007 the other members were Dr. Baker and Messrs. Brennan and Diefenthal; but Mr. Diefenthal ceased being a member when he left the board of directors on that date. The board of directors has determined that each member of this committee is “independent” in accordance with the NYSE’s listing standards. The Nominating and Governance Committee charter is available both on Rogers’ website and in print to shareholders. See “Availability of Certain Documents” in this proxy statement.

The Nominating and Governance Committee will consider nominees for director recommended by shareholders if such recommendations for director are submitted in writing to the Vice President and Secretary of Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188. At this time, no additional specific procedures to propose a candidate for consideration by the Nominating and Governance Committee, nor any minimum criteria for consideration of a proposed candidate for nomination to the board of directors, have been adopted as Rogers believes that the procedures currently in place will continue to serve the needs of the board and shareholders.

DIRECTORS’ COMPENSATION

Directors who are employees of Rogers receive no additional compensation for their services as directors. The Compensation and Organization Committee periodically reviews non-management director compensation policies with the assistance of PM&P. In 2007, annual compensation for non-management directors consisted of an annual retainer and meeting fees (“Fees Earned or Paid”) and stock options (“Option Awards”). Each of these components is shown in the following table and described in more detail on the next page.

Name	Fees Earned or Paid (1)	Option Awards (2)	Total
Leonard M. Baker	$54,872	$87,953	$142,825
Walter E. Boomer	$51,000	$87,953	$138,953
Charles M. Brennan, III	$54,250	$87,953	$142,203
Edward L. Diefenthal (3)	$17,718	$31,414	$ 49,132
Gregory B. Howey	$61,250	$87,953	$149,203
J. Carl Hsu (3)	$23,000	$46,530	$ 69,530
Leonard R. Jaskol	$62,000	$87,953	$149,953
Carol R. Jensen	$54,128	$87,953	$142,081
Eileen S. Kraus	$65,178	$87,953	$153,131
William E. Mitchell (3)	$17,968	$31,414	$ 49,382
Robert G. Paul	$80,250	$87,953	$168,203

(1)	Includes meeting fees and the annual retainer. Certain directors elected to receive compensation in Rogers common stock instead of cash. The conversion of the cash amount into shares of Rogers common stock was made at fair market value. Fractional shares have been rounded up to whole shares. Directors may elect to defer the annual retainer and/or meeting fees pursuant to a non-qualified deferred compensation plan.

(2)	The fair value of stock option awards is the same as the compensation cost realized in Rogers’ financial statements because all stock options awarded to directors are immediately vested at grant. For non-management directors who served for the entire year, there were two stock option grants for each individual: June 15, 2007, and December 17, 2007. For the June 15, 2007 grant, the Black-Scholes value is $18.41 (using an expected term of 7 years, a volatility of 35.23%, a risk-free rate of 5.12% and an expected dividend yield of 0%). For the December 17, 2007 grant, the Black-Scholes value is $20.68 (using an expected term of 7 years, a volatility of 39.54%, a risk-free rate of 3.79% and an expected dividend yield of 0%). Messrs Diefenthal and Mitchell’s April 26, 2007 stock option award value was calculated using fewer shares (1,443 pro-rated shares instead of 2,250 shares), and the Black-Scholes value is $21.77 (using an expected term of 7 years, a volatility of 35.42%, a risk-free rate of 4.61% and a expected dividend yield of 0%). The aggregate number of stock option awards outstanding at the end of the fiscal year for each individual listed above is as follows (last name/number of shares): Baker/32,750; Boomer/41,863; Brennan/11,362; Diefenthal/14,943; Howey/45,250; Hsu/2,250; Jaskol/22,250; Jensen/8,429; Kraus/31,980; Mitchell/12,693; Paul/36,064.

(3)	Messrs Diefenthal and Mitchell did not stand for re-election at the April 26, 2007 Annual Meeting of Shareholders, and their 2007 compensation was pro-rated, as was that for Dr. Hsu who joined the board of directors on June 20, 2007.

Annual Retainer

Non-management directors earned an annual retainer of $35,000 in 2007. The lead director and chairperson of each board committee were paid an additional annual retainer as follows: (i) Lead Director (Mr. Paul) - $15,000; (ii) Audit Committee Chairperson (Mr. Paul) - $10,000; (iii) Compensation and Organization Committee Chairperson (Ms. Kraus) - $7,500; (iv) Nominating and Governance Committee Chairperson (Mr. Jaskol) - $5,000; (v) Finance Committee Chairperson (Mr. Howey) - $5,000 and (vi) Safety and Environment Committee Chairperson - $3,500 (Dr. Baker was chairperson of this committee until April 26, 2007 when Dr. Jensen became this committee’s chairperson. Each of Drs. Baker and Jensen received a pro-rata share of the $3,500. Specifically, Dr. Baker received $1,122 and Dr. Jensen received $2,378 of this additional annual retainer.) The retainer is pro-rated for non-management directors who serve for only a portion of the year. The annual retainer is normally paid in June and December. Directors may elect to defer the annual retainer pursuant to a non-qualified deferred compensation plan.

Meeting Fees

Directors currently receive $1,500 for each board meeting attended. Committee chairpersons currently receive $1,500 for each committee meeting attended and other committee members currently receive $1,000 for each committee meeting attended. Fees for telephonic meetings are reduced by 50%. Meeting fees are paid in cash unless Rogers stock compensation is elected. Directors may also elect to defer this compensation pursuant to a non-qualified deferred compensation plan.

Stock Options

Stock options were granted to non-management directors in June and December of 2007. Each regular semi-annual grant was for 2,250 shares with an exercise price equal to the fair market value of the stock at the time of the grant. Stock options granted to non-management directors are immediately exercisable and expire ten years after the grant date even if the individual ceases to be a director.

Perquisites

Rogers does not provide its non-management directors any additional benefits and/or perquisites beyond what is reported in the table above. Rogers does reimburse its directors for expenses associated with attending any board or committee meetings and attending certain other meetings in their capacity as board or committee members.

AUDIT COMMITTEE REPORT

The Audit Committee oversees Rogers’ financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee discussed with Ernst & Young LLP, Rogers’ independent registered public accounting firm (independent auditors), who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Rogers’ accounting principles and such other matters as are required to be discussed with the independent registered public accounting firm under generally accepted auditing standards including Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission and other applicable regulations. In addition, the Audit Committee has discussed with the independent registered public accounting firm the auditors’ independence from management and Rogers, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 which the Audit Committee received from the independent registered public accounting firm, and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee discussed with Rogers’ independent registered public accounting firm and the persons responsible for the internal audit function the overall scope and plans for their respective audits. The Audit Committee meets with the independent registered public accounting firm and the persons responsible for the internal audit function, with and without management present, to discuss the results of their examinations, their evaluations of Rogers’ internal control, including internal control over financial reporting, and the overall quality of Rogers’ financial reporting. During 2007, the Audit Committee held eight meetings, including quarterly closing conferences with the independent registered public accounting firm and management during which financial results and related issues were reviewed and discussed prior to the release of quarterly results to the public.

The Audit Committee is governed by a charter which may be found on Rogers website. The members of the Audit Committee are considered to be “independent” because they satisfy the independence requirements of the New York Stock Exchange listing standards and Rule 10A-3 of the Securities Exchange Act of 1934.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors and the board has approved the inclusion of the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting in the Annual Report on Form 10-K for the year ended December 30, 2007 for filing with the Securities and Exchange Commission. The Audit Committee has approved the appointment of Ernst & Young LLP as Rogers’ independent registered public accounting firm for fiscal year 2008 and shareholders are being asked to ratify this appointment at the 2008 annual meeting.

Audit Committee:	Robert G. Paul, Chairperson Charles M. Brennan, III, Member Gregory B. Howey, Member Eileen S. Kraus, Member

The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.

Compensation Discussion and Analysis

The Company’s executive compensation philosophy is to attract, retain and motivate the most talented and dedicated executives possible consistent with achieving outstanding business performance and shareholder value at a reasonable cost. The Company’s approach to executive compensation takes into account the cyclical nature of the Company’s business. This approach is based on creating an executive pay structure that can be maintained during down cycles while rewarding executives with above median total cash, incentive and equity compensation compared to our comparator companies and survey data when justified by business results and individual performance.

Decision-Making by the Compensation and Organization Committee

The Compensation and Organization Committee of the board of directors, which is referred to as the committee in this Compensation Discussion and Analysis, directs the design and oversees the executive compensation programs. A detailed discussion of the committee’s structure, roles and responsibilities and related matters can be found above under the heading “Compensation and Organization Committee” on page 9. This disclosure includes a description of the role of outside compensation consultant, Pearl Meyer & Partners, (PM&P), in advising the committee on various matters related to the Company’s executive compensation program.

Core Principles

Rogers and the committee apply the following core principles in structuring the compensation of the executive officers, including the executive officers named in the Summary Compensation Table on page 20, whom are referred to as the named executive officers:

  A strong link should exist between incentive compensation and corporate profitability.

  A meaningful equity position for executives should exist, which should lead them to manage from an owner’s perspective.

  A significant reward for executives should be realized when delivering shareholder returns greater than comparable peer companies over a long period of time.

  A total rewards package should be strongly competitive with other size-appropriate companies in the electronics business.

  A simple program design should be in place which is easy to communicate and understand and is motivational.

Benchmarking

In conjunction with the committee, the Company has sought to compare its compensation program for the CEO to that of the companies in a comparator group survey data. This group of comparator companies consists of U.S. public companies in the electronics business that, in the aggregate, the committee has determined (in consultation with management) appropriately reflects the Rogers portfolio of businesses and the labor market with which Rogers competes for executive talent. The committee believes using a comparator company group is an appropriate method to understand the executive talent market in which Rogers must compete to attract and retain top-quality talent.

PM&P (in consultation with management) proposed the comparator company group in 2004, which was reviewed and approved by the committee. Each year the committee monitors and adjusts the comparator companies with the assistance of PM&P and management. In 2007, DSP Group was removed from the comparator group due to their outsourcing chip manufacturing and beginning to become a software developer. For 2007, the comparator company group consisted of the following 16 U.S. public companies with median revenue of approximately $501 million and a median market capitalization of approximately $615 million (as of the second quarter of 2006 based on a rolling four quarters basis):

Adaptec Inc.	COHU, Inc.	Macdermid Inc.
Aeroflex, Inc.	Electro Scientific Industries, Inc.	Methode Electronics
Axcelis Technologies	Esterline Technologies, Inc.	Photonics, Inc.
Baldor Electric, Inc.	FEI Co.	Radisys Corp.
Brooks Automation, Inc.	Hutchinson Technologies, Inc.
Brush Engineering Materials	Kulicke & Soffa Industries

The committee also relies on compensation data from other survey data sources comprised of 3 equally-weighted surveys. Survey and comparator company group data is then averaged to develop a market composite of the data for comparison purposes for the CEO. All other executives are compared to the survey data only.

A custom compensation analysis using the comparator company group and/or survey data outlined above, was conducted by PM&P for all executive positions in 2006. The results of that analysis were used in setting all elements of cash and equity compensation for the named executive officers in 2007.

Market Positioning

The committee’s policy is to target base salary and the short term incentive plan of the compensation program to be competitive within a range around the 50th percentile of the comparator company group and/or survey data. Awards under the long term incentive plans (performance based restricted stock and stock option plans) which are based on stock prices or financial factors that are aligned with stock price, are set to provide value at a range above the 50th percentile of the comparator company group and survey data as a means of providing strong incentives for performance. The use of long term incentives allows for the total cash and equity compensation to named executive officers to exceed the 50th percentile for comparable executives employed by the comparator group and survey data when the Company’s profit and stock performance exceeds targeted objectives. Similarly, total cash and equity compensation for named executive officers will fall below the 50th percentile when performance is below target. An executive officer’s total cash and equity compensation (or any individual element of compensation) in any given year may be set above or below the targeted market position depending on experience, tenure, and job performance.

Pay Mix

In general, the committee intends that each compensation component should be competitive in the marketplace. At the same time, the Company recognizes that the costs of the compensation program impact Rogers’ financial performance. Consistent with balancing these objectives, the short term and long term incentives are all based on improving financial results over the previous year so as to provide the executive with performance based compensation when the shareholders receive added value.

Other Factors Influencing Compensation

The committee may determine that it is appropriate to provide compensation outside of the normal range to individuals to address (a) job responsibilities, (b) strategic investment in individuals deemed critical to leadership succession plans, (c) retention of critical talent, (d) outstanding individual job performance, and (e) prior applicable work experience. The committee does not assign specific weights to these criteria. The Company strongly believes in engaging the most dedicated and talented executives in critical functions and this may entail negotiations with potential new hire executives who have significant compensation packages in place with their current employer.

Components of Rogers’ Compensation Program

The compensation program for the named executive officers consists of:

Compensation Component	Purpose of Compensation Component
Base Salary	Provides a secure base of compensation in an amount that recognizes the roles and responsibilities of our executive officers, as well as their experience, job performance and contributions.

Short term Incentive -	Motivate and reward executive officers for achievement of annual
Annual Incentive Compensation Plan (cash)	financial objectives.

Long term Incentive (performance based restricted	Retain executive officers over a period of time and align their reward
stock and stock options)	with shareholder returns.

Supplemental Retirement Plans (SERPs)	Provide company contributions to executive officers’ retirement savings on a tax-advantaged basis.

Deferred Compensation Plan	Allow executives to voluntarily prepare for retirement or for other future savings needs on a cost effective tax-advantaged basis

Severance Policy and Change in Control Contracts	Increase retention and encourage executives in the performance of their duties during possible negotiation and transition periods.

BASE SALARY

Overall, base salary levels for the named executive officers are targeted, on average, around the 50th percentile for similar positions in the comparator company group and/or survey data. Base salary increases awarded to executive officers are based on an assessment of the individual’s total relevant job experience, time in the position, job content and performance, and competitive market practices. The committee does not assign specific weights to these criteria.

The salaries for all of the Company’s named executive officers in 2007 are shown in the Summary Compensation Table that follows this report on page 20. Messrs. Wachob, Loughran, Richie, Gillern, and Cooper received base salary increases in 2007. Working with PM&P, the committee reviewed base salary, the total cash, incentive and equity compensation of each officer. Based on the market analysis for these positions, and the various factors previously outlined in the “Other Factors Influencing Compensation” section, the committee determined that base pay increases for these executives were appropriate. These decisions on base salary increases did not impact any other decisions regarding any other element of executive compensation, although the committee understands that changes in base salary affect pension and severance benefits and any bonus that is earned that is determined as a percent of base salary.

SHORT TERM INCENTIVES

The short term performance incentive program is a core component of the pay-for-performance philosophy. The Rogers Corporation Annual Incentive Compensation Plan (AICP) is a cash-based, pay-for-performance annual incentive plan that applies to all executive officers as well as managers and professionals selected by the CEO who directly affect Rogers’ profitability. Annual incentives are designed to increase the amount of total annual cash compensation that is at risk as the person achieves higher levels of responsibility. This plan supports Rogers’ goals for improving profitability and helps to:

  Reward key talent needed for Rogers to succeed;

  Share the benefits of significant financial performance; and

  Provide pay that is competitive with the comparator company group and/or survey data.

Payments under this plan do not qualify as “performance based compensation” for purposes of Section 162(m) of the Internal Revenue Code, which means that these payments may not necessarily be tax deductible to the Company.

2007 Performance and Payments

For the named executive officers that are employed at Rogers headquarters (Messrs. Wachob, Loughran, and Richie), performance for the year is based on 100% corporate performance. For Messrs. Gillern and Cooper, who are Vice Presidents of the Rogers Advanced Circuit Materials Division and Asia respectively, performance for the year is based on 50% corporate performance and 50% on their business units performance.

For 2007, the earnings per share target for the Company to achieve a one hundred percent bonus was $3.39 per share, which represented a 26% increase from the Company’s 2006 earnings per share of $2.69. The committee established this higher performance target due to nonrecurring accounting charges incurred in 2006, which led to a lower EPS in 2006 than if these nonrecurring accounting charges had not been taken, and therefore require a greater increase in EPS from 2006 to 2007 to reflect what the committee believed should constitute a high threshold. With respect to Messrs. Gillern and Cooper, division operating profit was also used as a performance goal. To achieve one hundred percent of the target bonus for the business portion of his incentive plan, Mr. Gillern’s business unit was required to achieve an 8.5% percent increase in division operating profit as compared to 2006. Mr. Cooper’s business unit bonus was based on three separate business units. To achieve one hundred percent of the target bonus for the business portion of his incentive plan, the Durel business unit had to increase their operating profit by 5.2%, the Elastomer Components business unit had to increase by 107% and the Power Distribution Systems business unit had to increase by 236% as it moved from a loss to a profit.

For 2007, Rogers’ diluted EPS decreased from $2.69 per share in 2006 to $1.32 per share in 2007, and Mr. Gillern’s business unit did not meet its performance threshold. As a result, Messrs. Wachob, Loughran, Richie, and Gillern each earned no bonus payment under the AICP. Mr. Cooper did receive a bonus due to the Power Distribution Systems business unit, which comprised 10% of his total bonus potential, achieving a maximum bonus. Payments under the Annual Incentive Compensation Plan earned in fiscal year end 2007 are reported in the “Summary Compensation Table” under the heading “Non-Equity Incentive Compensation” on page 20. Decisions on short term incentives do not impact any other decisions regarding any other element of executive compensation.

EQUITY INCENTIVES

The equity incentive program is designed to enhance long term value for shareholders, and encourage employee retention and stock ownership. These programs include performance based restricted stock and stock options. Equity compensation for the executive officers is awarded from an annual budget for performance based restricted stock and stock options which can result in awards above the 50th percentile for similar positions at the comparator company group and/or survey data. The total value of these awards is based on historical stock option awards to executive officers. The executive officers receive a larger proportion of their overall targeted compensation in the form of equity incentives relative to the comparator company and/or survey data in order to strongly align the interests of management and shareholders and to promote a focus on long term results. Targeted long term incentive positions for the named executive officers were established after reviewing an external market competitiveness analysis conducted by PM&P. The total value of each equity incentive award for each executive officer, except the CEO, is recommended to the committee by the CEO. The factors used in determining the amount of each award is an assessment of the individual’s job performance, competitive market practices, last year’s award and the individual’s potential impact on profits for the entire corporation. There are no specific weights assigned to these criteria.

In 2006, Rogers considered whether it was appropriate to use performance based restricted stock as part of the equity incentive program. Specifically, the committee evaluated the impact on company earnings of equity expensing, reviewed the actions taken by the comparator company group to reduce the use of stock options and considered Rogers’ dilution and total overhang levels. As a result of this review, the committee decided for the first time to grant performance based restricted stock equal to twenty-five percent of the total equity incentive for 2006 and thus lowered the number of stock options awarded. The use of performance based restricted stock is intended to directly link a portion of the named executive officers’ equity incentive to the Company’s objective for profit growth. The Company’s long and successful history of using stock options and emphasizing a long term shareholder value point of view influenced the decision on how to weight the combination of stock options and performance based restricted stock. It was decided that continuing to use stock options as the primary long term incentive was appropriate; therefore, a level of 75% of the total award was selected. The committee also felt that having 25% of the total equity award in performance based restricted stock that are earned over a three–year period gave an appropriate amount of weight to a medium-term shareholder return.

For 2007, the committee again decided to make equity incentive awards with both stock options and performance based restricted stock, again using seventy-five percent for stock options and twenty-five percent for performance based restricted stock. These decisions on equity incentives do not impact any other decisions regarding any other element of executive compensation.

Performance Based Restricted Stock

The number of performance based restricted stock, if any, that will be earned under this plan depends upon Rogers achieving a 12% cumulative annual growth in EPS during the 2006, 2007, and 2008 three year fiscal period for the 2006 award and the 2007, 2008 and 2009 three year fiscal period for the 2007 award, as well as the officer’s continued employment with Rogers. The committee chose this performance measure after evaluating, with PM&P’s assistance, the predictability and correlation of revenue; EPS; earnings before interest, taxes, depreciation, and amortization (EBITDA); return on invested capital; operating income; and net income as a percentage of sales to Rogers share price over the ten year period from 1995 to 2005. It also evaluated these metrics over the same period with respect to Rogers’ comparator group companies. This review suggested that diluted EPS had the highest degree of correlation to Rogers share price relative to other performance metrics noted above. Performance based restricted stock are granted annually at the meeting of the committee associated with the February board meeting, which is when individual executive performance is reviewed and when base salary and AICP bonus targets are set for the year.

Individual performance based restricted stock awards are granted as a dollar value, which is then divided by Rogers closing stock price that day, and rounded up to the next even 50 shares to determine the exact number of shares that will represent a targeted award. Based on Rogers cumulative annual growth in EPS during the three year period of the award, the executive can earn from 0% 200% of their targeted award.

Based on Rogers’ performance during 2006 and 2007, Rogers is on track to achieve more than a 100% award for the 2006 performance based restricted stock grant. However, due to Rogers declining EPS results in 2007, the 2007 performance based restricted stock award will likely not result in a payment.

Stock Options

Rogers has used stock options as its primary long term incentive vehicle. Together with the committee, management believes that stock options align an employee’s and executive officer’s interests with shareholders because the employee realizes no value when the price of the stock remains the same or declines.

Individual stock options are granted as a dollar value, which is then divided by the Black-Scholes value of Rogers stock as calculated by PM&P as of the date of the grant, and rounded up to the next even 50 shares to determine the exact number of shares awarded to the executive.

The exercise price for stock options is based on the closing price of Rogers common stock on the date of the grant. Only the committee may grant equity to any executive officer. Rogers does not time the granting of stock options around the disclosure of material non-public information. With the exception of grants to new hires and occasional awards to non-executive officers, stock options are now granted annually at the meeting of the committee associated with the February board meeting, which is when individual executive performance is reviewed and when base salary increases and AICP bonus targets are set for the year.

Stock Ownership Guideline

In order to further link the interests of management and shareholders, executive officers are expected to use shares obtained on the exercise of their stock options and receipt of performance based restricted stock, after satisfying the cost of acquisition and taxes, to establish a significant level of direct stock ownership. Executives are expected to make steady progress towards reaching a voting stock ownership level of two times salary no later than after completing ten years of service as an executive officer.

Messrs. Wachob and Richie have more than ten years as executive officers and have met their stock ownership guidelines. The remaining named executive officers are making progress towards, and are expected to achieve, their guidelines by their tenth year as an executive officer.

Securities Trading Policy

Under Rogers’ securities trading policy, members of the board of directors, executives and other employees may not engage in any transaction in which they may profit from short term speculative swings in the value of Rogers securities. This includes “short sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like) and hedging transactions, such as zero-cost collars and forward sale contracts. In addition, this policy is designed to help ensure compliance with all insider trading rules.

2008 COMPENSATION

At the February Compensation and Organization Committee and the Board of Directors meeting, compensation decisions were made for 2008. Base salary increases are effective as of March 31, 2008. Annual individual bonus targets and the corporate EPS performance target are effective January 1, 2008. On February 15, 2008 long term incentive awards were awarded to the CEO by the directors and on February 14, 2008 long term incentive awards were awarded to the other named executive officers by the committee. The long term incentive awards were comprised of 75% stock options and 25% performance based restricted stock.

RETIREMENT BENEFITS AND PERQUISITES

Pension Plan

The Rogers Corporation Defined Benefit Pension Plan (the “Pension Plan”), a qualified defined benefit pension plan, provides pension benefits to certain regular U.S. employees of the Company or its subsidiaries. Employees earn vested pension benefits after five years of service. Normal retirement is at age 65; however, employees who work beyond age 65 may continue to accrue benefits. Early retirement is at age 55.

A detailed description of the Pension Plan with a listing of actual benefits accrued by named executive officers under this plan as of December 30, 2007 is set forth in the “Pension Benefits Table” starting on page 27.

Pension Restoration Plan

The Rogers Corporation Amended and Restated Pension Restoration Plan (the “Pension Restoration Plan”) replaces amounts that cannot be earned under the Pension Plan due to limitations under federal tax laws or because an executive defers salary on a pre-tax basis under a non-qualified deferred compensation plan. Without restoring these benefits, senior management would earn a much smaller percentage of base salary as retirement benefits than other lower-paid employees and Rogers would be at a competitive disadvantage in the labor market. The Pension Restoration Plan is unfunded.

In 2004, the committee approved the aforementioned supplemental retirement benefits for four current executives, including Messrs. Wachob, Gillern and Richie, under the Pension Restoration Plan by including certain bonus payments as eligible pension compensation. Specifically, only bonuses earned on or after January 1, 2004 are included in the pension calculation except in certain special circumstances, such as a change in control or an employment termination triggering severance benefits or due to death or disability, in which case all bonus compensation would be included.

The committee adopted the supplemental pension benefit program in 2004 to make the Pension Restoration Plan more competitive. Market information provided by an outside pension consultant demonstrated that the practice of excluding bonus payments for senior executives was not comparable to what other companies were providing to their executives. In providing the supplemental pension benefits, the committee balanced the need to provide a competitive benefit with cost considerations by covering bonuses on a prospective basis only unless the executive terminated employment due to special circumstances.

Bonuses earned in 2006, and paid in 2007, are included in total cash compensation for 2006 but are included in the Pension Restoration Plan benefit calculation for 2007. This increase in pension benefit is shown in the Summary Compensation chart on page 20 and in the Pension Benefits at 2007 Fiscal Year End chart on page 27. As a result of this, the increase in pension benefits reflects, in significant part, the outstanding corporate performance in 2006.

A detailed description of the Pension Restoration Plan with a listing of present value of accumulated benefits accrued by named executive officers under this plan as of December 30, 2007 is set forth in the “Pension Benefits Table” starting on page 27.

Voluntary Deferred Compensation Plan

Rogers maintains the Rogers Corporation Voluntary Deferred Compensation Plan for Key Employees. This non-qualified plan allows executive officers and other participants to defer amounts of salary and bonus and receive the equivalent matching contributions that may not be allowed under the Rogers Employee Savings and Investment Plan, a 401(k) plan, due to federal tax law limitations. Without providing this pre-tax savings opportunity, key employees would not be afforded the same pre-tax savings opportunity (expressed as a percentage of cash compensation) as other Rogers’ employees and management would be at a competitive disadvantage in the labor market. The amounts deferred under this plan are credited with interest using the 10 year U.S. Treasury Note rate plus 20 basis points. No participants are entitled to accelerated payments on request for any portion of their account balance except due to hardship. Similar to the Pension Restoration Plan, this plan is unfunded. A detailed description of the Voluntary Deferred Compensation Plan with a listing of total account balances for named executive officers is set forth in the “Non-Qualified Deferred Compensation” table on page 30.

Perquisites

In order to attract and retain executive officers, the committee has also approved arrangements providing executive officers with certain perquisites, such as use of a Company-leased automobile and gas allowance (for which they are reimbursed all maintenance costs and provided insurance coverage), or the equivalent reimbursement for a personally owned or leased car and gas allowance. In addition, in 2007, Rogers provided a housing relocation benefit to Mr. Loughran in connection with hiring him as Vice President Finance and Chief Financial Officer in February 2006. Other than the arrangements described above, Rogers does not provide any other perquisites to its named executive officers. A listing of the total costs incurred for perquisites on behalf of the named executive officers is set forth in the “All Other Compensation” table on page 22.

International Assignment Compensation and Benefits

Rogers provides additional compensation and benefits to executives and other employees on assignment in countries other than their home country. They are administered based on a standard policy which provides assistance typical of other companies for items such as housing, transportation, children’s education, living expenses, tax filing assistance and tax equalization.

SEVERANCE AND CHANGE IN CONTROL PROTECTION

Rogers’ severance policy for regular, full-time salaried employees provides, in general, for continuation of salary payments, health insurance, pension service credit and certain other benefits for employees whose employment has been involuntarily terminated. In addition, in 1991, the board determined that it would be in the best interests of Rogers to ensure that the possibility of a change in control of Rogers would not interfere with the continuing dedication of Rogers’ named executive officers to their duties to Rogers and its shareholders. Toward that purpose, Rogers has entered into Officer Special Severance Agreements with Messrs. Wachob, Loughran, and Richie. These agreements provide certain severance benefits to them in the event of a termination of their employment during a 36-month period following a change in control of Rogers. Total payments under these agreements are limited as not to result in golden parachute treatment under federal tax laws. The committee does not consider severance or change in control protections that may be payable under these agreements in setting any current compensation. Details regarding Rogers’ severance policy and the change in control agreements with its named executive officers are set forth under “Potential Payments on Termination or Change in Control” on page 31. During 2008, the committee will conduct a full review of the Change in Control contracts.

IMPACT OF ACCOUNTING AND TAX TREATMENT ON COMPENSATION PROGRAM DESIGN

Section 162(m) of the Internal Revenue Code limits the deductibility of certain items of compensation paid to the named executive officers to $1,000,000 annually, unless the compensation qualifies as “performance based compensation” or is otherwise exempt under Section 162(m). To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the committee has not adopted a policy that all compensation must be deductible. In this regard, the AICP is not exempt from Section 162(m).

In the first quarter of 2006, the Company began expensing equity awards in accordance with SFAS 123(R) (Share-Based Payment, which is a revision of SFAS 123, Accounting for Stock-Based Compensation). Like many of the companies within the comparator company group, Rogers also has taken measures to ensure that equity granting practice remains competitive but also cost effective by beginning to use performance based restricted stock in lieu of some options.

Compensation and Organization Committee Report

The Compensation and Organization Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K of the Securities and Exchange Act of 1933 with management. Based on such review and discussions, the committee recommended to the board of directors that the “Compensation Discussion and Analysis” be included in this proxy statement on Schedule 14A.

Respectfully submitted,
Eileen S. Kraus, Chairperson
Walter E. Boomer, Member
Robert G. Paul, Member

The Compensation and Organization Committee Report and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that Rogers specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Executive Compensation

The following table summarizes the compensation of the named executive officers for the fiscal year end December 30, 2007. The named executive officers are the Company’s Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their compensation in the table below (reduced by the amount in the Change in Pension Value and Non-qualified Deferred Compensation column), all of whom were serving as executive officers as of December 30, 2007.

SUMMARY COMPENSATION TABLE

						Change in
						Pension
						Value and
						Non-qualified
					Non- Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	(1)	(2)	(3)	(4)	(5)	(6)	Total
Robert D. Wachob	2007	$466,132	$181,660	$857,640	—	$1,047,416	$69,926	$2,622,774
President and Chief	2006	$429,158	$195,510	$858,859	$909,308	$319,498	$32,083	$2,744,416
Executive Officer

Dennis M. Loughran	2007	$270,250	$39,983	$139,507	—	$27,349	$29,123	$506,212
VP, Finance and Chief	2006	$233,000	$34,985	$72,542	$312,000	$23,040	$166,881	$842,448
Financial Officer (7)

John A. Richie VP,	2007	$212,450	$37,630	$221,035	—	$293,966	$21,401	$786,482
Human Resources	2006	$198,317	$40,499	$199,171	$211,384	$142,067	$14,408	$805,846

Frank J. Gillern VP,	2007	$210,457	$35,035	$193,750	—	$204,067	$18,600	$661,909
Advanced Circuit	2006	$199,945	$37,706	$159,177	$118,258	$311,603	$14,396	$841,085
Materials Division

Michael L. Cooper	2007	$203,939	$35,035	$227,859	$24,770	$41,468	$397,535	$930,606
VP Asia

(1)	Reflects actual base salary amounts earned for fiscal year 2007. Salary increases for 2007 base salaries were effective as of March 19, 2007. Annual base salaries as of March 19, 2007 are as follows: Mr. Wachob - $475,020, Mr. Loughran - $273,000, Mr. Richie - $215,436, and Mr. Gillern - $212,602, and Mr. Cooper - $206,414.

(2)	Reflects the 2006 and 2007 compensation cost of all stock awards granted to the named executive officers under SFAS 123(R).

The 2007 compensation cost of the 2006-2008 performance based restricted stock uses a fair market value of $52.92 per share which reflects the closing price as of March 16, 2006, and an estimated 160% payout based on the probability of achieving the performance condition. Detailed information on estimated future payouts can be found under the table “Grants of Plan-Based Awards”. For Mr. Loughran’s new hire restricted stock award, the fair market value is $47.98 per share, which is the closing price of Rogers stock on the February 15, 2006 grant date.

The 2007 compensation cost of the 2007-2009 performance based restricted stock uses a fair market value of $52.51 per share, which reflects the closing price as of February 14, 2007, and an estimated 0% payout based on the probability of achieving the performance condition. Mr. Wachob’s restricted stock grant was on February 15, 2007 and therefore reflects a fair market value of $53.10, which was the closing price on that day and an estimated 0% payout based on the probability of achieving the performance condition. Detailed information on estimated future payouts can be found under the table “Grants of Plan-Based Awards”.

Reflects the 2006 compensation cost of all stock awards granted to the named executive officers for 2006 under SFAS 123(R). For Mr. Loughran’s new hire restricted stock award, the fair market value is $47.98 per share, which reflects the closing price of Rogers stock for the February 15, 2006 grant date. All other stock awards reflect the 2006 compensation cost of the 2006-2008 performance based restricted stock using a fair market value of $52.92 per share, which reflects a closing price as of March 16, 2006, and an estimated 200% payout based on the probability of achieving the performance condition. Detailed information on estimated future payouts can be found under the table “Grants of Plan-Based Awards”.

(3)	Reflects the 2006 and 2007 compensation cost of stock option awards to the named executive officers under SFAS 123(R). Rogers determines the SFAS 123(R) fair value using the Black-Scholes option pricing model. The assumptions used to calculate the SFAS 123 fair value are disclosed in the Company’s 10-K filing. There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the SFAS 123(R) value.

(4)	Reflects the actual annual bonus earned for fiscal year 2007 under the Rogers Corporation Annual Incentive Compensation Plan for all named executive officers.

(5)	Reflects the aggregate change in the accumulated present value of each named executive officer’s accumulated benefit under the Pension Plan and Pension Restoration Plan from fiscal year end 2006 and 2007. Information regarding the calculation of these amounts can be found under the Pension Benefits table on page 27. It does not include interest earned under the deferred compensation plan as the interest rate credited in 2007 is below 120% of the applicable federal long term rate.

(6)	Reflects the total amount of All Other Compensation reported in the All Other Compensation for Fiscal Year 2007 table set forth on page 22.

ALL OTHER COMPENSATION FOR FISCAL YEAR 2007

The following table sets forth aggregate amounts of “All Other Compensation” earned or accrued by the Company for the year ended December 30, 2007 on behalf of the named executive officers. Rogers does not provide any additional benefits and/or perquisites to its executives beyond what is reported in the table below. The total amount reflected below is set forth in the All Other Compensation column of the Summary Compensation Table on page 20.

							Tax Gross-
						Deferred	Up for the
				Relocation		Compensation	Pension		All other
			Car	Housing		Company	Restoration	International	Compensation
Name and Principal		401(k)	Allowance	Subsidy	Relocation	Match	Plan	Assignment	Total
Position	Year	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)
Robert D. Wachob	2007	$5,625	$12,668	—	—	$29,654	$21,979	—	$69,926
President and Chief	2006	$5,500	$17,443	—	—	$5,469	$3,671	—	$32,083
Executive Officer

Dennis M. Loughran	2007	$5,625	$6,474	$15,024	—	$2,000	—	—	$29,123
VP, Finance and Chief	2006	$4,350	$8,758	$7,679	$146,094	—	—	—	$166,881
Financial Officer

John A. Richie VP,	2007	$5,625	$7,088	—	—	$4,000	$4,688	—	$21,401
Human Resources	2006	$4,769	$9,454	—	—	—	$185	—	$14,408

Frank J. Gillern VP,	2007	$5,625	$6,145	—	—	$2,500	$4,330	—	$18,600
Advanced Circuit	2006	$5,008	$9,033	—	—	—	$355	—	$14,396
Materials Division

Michael L. Cooper	2007	$5,625	—	—	—	—	—	$391,910	$397,535
VP, Asia

1.	Reflects Rogers' matching contributions to its 401(k) plan.

2.	Reflects the cost associated with the lease of a car and vehicle reimbursement program.

3.	Reflects subsidy in housing costs and mortgage rate differences between old and new residences.

4.	Reflects the total cost of all relocation benefits earned or accrued during 2006 under Rogers’ standard relocation policy in connection with Mr. Loughran’s relocation to Rogers, Connecticut associated with his commencement of employment. These expenses included home sale expense ($58,120), household goods transport ($26,540), home purchase expense ($6,090), housing allowance ($7,680), house hunting ($29,715), and other expenses ($17,949).

5.	Reflects Rogers’ contributions to the Voluntary Deferred Compensation Plan.

6.	Reflects the amount of tax gross up on annual FICA taxes on the annual accrual of the Pension Restoration Plan.

7.	Reflects the following Rogers costs related to Mr. Cooper’s expatriate assignment: foreign service bonus $25,000, housing and living $47,675, personal travel $7,611, tax filing and equalization $311,624. Tax equalization is provided to Mr. Cooper and other individuals on expatriate assignments to make their assignments effectively tax and cost neutral to them.

8.	Reflects the total amount of other compensation provided to executives.

GRANTS OF PLAN-BASED AWARDS IN 2007 FISCAL YEAR

Annual Incentive Compensation Plan (AICP)

The AICP incentive formula has the following components:

Base Salary	X	Individual Incentive Target	X	AICP Performance Factor	=	Potential AICP Award
(Corporate and/or Business
Unit Performance)

Individual Incentive Targets

The “Individual Incentive Targets” are based on competitive market data. Each year, the committee designates the target award opportunity for each executive officer as a percentage of base salary. For 2007, the specific Individual Incentive Targets for the named executive officers were:

Mr. Wachob	75%
Mr. Loughran	45%
Mr. Gillern	35%
Mr. Richie	40%
Mr. Cooper	40%

Individual targets were set taking into consideration target awards for comparable jobs in the competitive market, the range of awards available under the AICP, and the job performance of the executive. Grants (at threshold, target, and maximum) under the AICP are reported in the “Grants of Plan-Based Awards” table under the heading “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” on page 24.

For the named executive officers that are employed at Rogers headquarters (Messrs. Wachob, Loughran, and Richie), their ability to meet the Individual Incentive Target is based entirely on corporate performance. The Individual Incentive Target for Messrs. Gillern and Cooper, who are Vice Presidents of the Rogers Advanced Circuit Materials Division and Asia respectively, are based 50% on corporate performance and 50% on their business units performance.

AICP Corporate Unit and Business Unit Performance Factor

The AICP Performance Factor is based on corporate unit performance and/or business unit performance (as applicable).

Corporate performance for executive officers is based on Rogers’ after-tax profit as reflected in diluted earnings per share (EPS). To strongly promote and reward increasing profitability, the prior fiscal year’s EPS results normally serve as the threshold for beginning to earn a bonus based on corporate performance for the following fiscal year. To earn a 100% target bonus, an improvement target of approximately 10% is usually established. Additional bonus targets are also set for a 200% and 300% bonus award. Although an EPS improvement of approximately 20% and 40% over the threshold respectively is usually needed for these higher awards, the targets may be set differently if the committee so chooses. Adjustments due to extraordinary or non-recurring items may be considered and approved at the committee’s sole discretion. The 2007 corporate earnings per share target is discussed on page 15.

Business unit performance factors are also used for Messrs. Gillern and Cooper and other executive officers that are responsible for one or more of Rogers’ business units. Prior year business unit financial results normally serve as the threshold for beginning to earn a bonus. In addition to extraordinary or non-recurring items, market conditions may cause the threshold for earning a bonus to be either higher or lower than the prior year’s business unit financial results. The 2007 business unit earnings targets are discussed on page 15.

Performance Based Restricted Stock

On March 16, 2006, the committee granted the named executive officers an opportunity to earn performance based restricted stock under the Rogers Corporation 2005 Equity Compensation Plan. These grants are intended to qualify as tax-deductible “performance based compensation” for the purposes of Section 162(m) of the Internal Revenue Code, and are reported in the “Grants of Plan Based Awards” table under the heading “Estimated Future Payouts Under Equity Incentive Plan Awards” on page 24. A form of the grant agreement – referred to as the Performance Based Restricted Stock Award Agreement – is attached as Exhibits 10.1 to Rogers’ current report on Form 8-K filed with the SEC on March 22, 2006.

The target number of shares of Rogers common stock to be awarded based on future performance is equal to (a) an initial dollar amount determined by the committee for the executive officer divided by (b) the closing price of a share of Rogers common stock on the day of the grant, and then rounding the number of shares up to the next highest 50 shares. The committee approved the following threshold, target and maximum number of shares of Rogers common stock for the 2007 awards:

Executive	Threshold	Target	Maximum
Mr. Wachob	0 shares	5,200 shares	10,400 shares
Mr. Loughran	0 shares	1,450 shares	2,900 shares
Mr. Richie	0 shares	1,350 shares	2,700 shares
Mr. Gillern	0 shares	1,200 shares	2,400 shares
Mr. Cooper	0 shares	1,200 shares	2,400 shares

GRANTS OF PLAN-BASED AWARDS IN 2007 FISCAL YEAR

The following table provides information on stock options granted and performance based restricted stock provided in 2007 to each of the named executive officers. There can be no assurance that the Grant Date Fair Value of Stock and Option Awards will ever be realized. The expense of these awards in 2007 is shown in the Summary Compensation Table on page 20.

					Estimated Future Payouts			All Other
					Under Equity Incentive			Stock	Exercise	Grant Date
		Estimated Possible Payouts Under			Plan Awards			Awards:	or Base	Fair Value
		Non-Equity Incentive Plan Awards			(Expressed in Shares)			Number of	Price of	of Stock
		(2)			(3)			Securities	Option	and Option
	Grant							Underlying	Awards	Awards
Name	Date (1)	Threshold	Target	Maximum	Threshold	Target	Maximum	Options	(4)	(5,6)
Robert D. Wachob		$0	$ 356,265	$ 1,068,795
	2/15/07							33,550	$53.10	$847,138
	2/15/07				0	5,200	10,400			$552,240
Dennis M. Loughran		$0	$ 122,850	$ 368,550
	2/14/07							10,350	$52.51	$258,750
	2/14/07				0	1,450	2,900			$152,279
John A. Richie		$0	$ 86,174	$ 258,523
	2/14/07							8,550	$52.51	$213,750
	2/14/07				0	1,350	2,700			$141,777
Frank J. Gillern		$0	$ 74,410	$ 223,230
	2/14/07							7,750	$52.51	$193,750
	2/14/07				0	1,200	2,400			$126,024
Michael L. Cooper		$0	$ 82,566	$ 247,698
	2/14/07							7,750	$52.51	$193,750
	2/14/07				0	1,200	2,400			$126,024

1.	This column shows the date of the grant for all awards granted to named executives in 2007. The stock option grants for all executives except Mr. Wachob were approved by the Compensation and Organization Committee on February 14, 2007. The Compensation and Organization Committee and Board of Directors approved the stock option award for Mr. Wachob on February 15, 2007.

2.	All AICP target payouts are based on salaries as of October 1, 2007. For Mr. Wachob, the Annual Incentive Compensation Plan target represents 75% of base salary. All other named executive officer’s Annual Incentive Compensation Plan target reflects 35% - 45% of base salary. Maximum award opportunities are capped at 300% of the target award for all executives and threshold awards can be $0.

3.	Represents performance based restricted stock where the actual number of shares to be issued will vary depending upon the Company’s cumulative annual growth in earnings per share (EPS) during the Company’s 2007, 2008 and 2009 fiscal years.

4.	Represents the closing price on the NYSE on the grant date.

5.	Options allow the grantee to purchase a share of Rogers Common Stock for the closing price of a share of Rogers Common Stock on the grant date. For stock option awards, it reflects the grant date SFAS 123(R) fair value for awards disclosed in this column: (1) Mr. Wachob - for stock options awarded on 2/15/07, the Black-

Scholes value is $25.25 per share (using a volatility of 36.6%, a risk-free rate of 4.69%, a dividend yield of 0%, and an expected term of 7.0 years); and (2) Messrs. Loughran, Richie, Gillern, and Cooper - for stock options awarded on 2/14/07, the Black-Scholes value is $25.00 per share (using a volatility of 36.6%, a risk-free rate of 4.72%, a dividend yield of 0%, and an expected term of 7.0 years). There can be no assurance that the options will ever be exercised (in which case no value will be realized by the executive) or that the value on exercise will equal the SFAS 123(R) value.

6.	For restricted stock awards, the value reflects the grant date SFAS 123(R) fair value for awards disclosed in this column. The awards reflect the value of the 2007-2009 performance based restricted stock using a fair market value of $53.10, which reflects the closing price as of 2/15/07 for Mr. Wachob’s grant, and $52.51 which reflects the closing price as of 2/14/07 for the remaining grants. The grant date fair value of the restricted stock has been reported using a 200% payout. As of year-end 2007, the probability of achieving the maximum performance condition was 0%, and that was used to determine the Payout Value of Unearned Shares within the following Outstanding Equity Awards table.

OUTSTANDING EQUITY AWARDS AT 2007 FISCAL YEAR END

	Option Awards						Stock Awards
				Equity					Equity Incentive Plan
				Incentive					Plan Awards:	Plan Awards:
				Plan				Market	Number of	Market or
				Awards				Value of	Unearned	Payout Value
		Number of	Number of				Number	Shares or	Shares, Units	of Unearned
		Securities	Securities	Number of			of Shares	Units of	or Other	Shares, Units
		Underlying	Underlying	Securities			or Units of	Stock That	Rights That	or Other
		Unexercised	Unexercised	Underlying	Option	Option	Stock That	Have Not	Have Not	Rights That
		Options	Options	Unearned	Exercise	Expiration	Have Not	Vested	Vested	Have Not
Name	Grant Date	Exercisable	Unexercisable	Options	Price	Date (15)	Vested	(16)	(17)	Vested (17)
Robert D. Wachob	10/22/1998	15,000 (1)	0	0	$12.00	10/22/2008
	10/18/2000	2,500 (2)	0	0	$34.25	10/18/2010
	10/23/2001	18,000 (3,4)	0	0	$34.09	10/23/2011
	10/23/2002	50,000 (5,6)	0	0	$26.11	10/23/2012
	10/29/2003	52,405 (8)	2,595 (7)	0	$38.53	10/29/2013
	4/29/2004	40,000 (9)	0	0	$59.85	04/29/2014
	4/28/2005	40,000 (9)	0	0	$34.83	04/28/2015
	2/16/2006	0	37,500 (1,10)	0	$47.98	02/16/2016
	2/15/2007	0	33,550 (10)	0	$53.10	02/15/2017
	3/16/2006						0	$0	11,200	$592,704
	2/15/2007						0	$0	0	$0

Dennis M. Loughran	2/15/2006	0	15,000 (10)	0	$48.00	02/15/2016
	2/14/2007	0	10,350 (10)	0	$52.51	02/14/2017
	2/15/2006						2,500	$119,950	0	$0
	2/14/2007						0	$0	0	$0

John A. Richie	10/18/2000	2,500 (10)	0	0	$34.25	10/18/2010
	10/23/2001	6,000 (10)	0	0	$34.09	10/23/2011
	10/23/2002	15,000 (6,11)	0	0	$26.11	10/23/2012
	10/29/2003	18,000 (8,12)	0	0	$38.53	10/29/2013
	4/29/2004	13,000 (9)	0	0	$59.85	04/29/2014
	4/28/2005	17,000 (9)	0	0	$34.83	04/28/2015
	2/15/2006	0	7,900 (10)	0	$48.00	02/15/2016
	2/14/2007	0	8,550 (10)	0	$52.51	02/14/2017
	3/16/2006						0	$0	2,320	$122,774
	2/14/2007						0	$0	0	$0

	Option Awards						Stock Awards
				Equity					Equity Incentive Plan
				Incentive					Plan Awards:	Plan Awards:
				Plan				Market	Number of	Market or
				Awards				Value of	Unearned	Payout Value
		Number of	Number of				Number	Shares or	Shares, Units	of Unearned
		Securities	Securities	Number of			of Shares	Units of	or Other	Shares, Units
		Underlying	Underlying	Securities			or Units of	Stock That	Rights That	or Other
		Unexercised	Unexercised	Underlying	Option	Option	Stock That	Have Not	Have Not	Rights That
		Options	Options	Unearned	Exercise	Expiration	Have Not	Vested	Vested	Have Not
Name	Grant Date	Exercisable	Unexercisable	Options	Price	Date (15)	Vested	(16)	(17)	Vested (17)
Frank J. Gillern	10/20/1999	10,000 (10)	0	0	$18.75	10/20/2009
	10/18/2000	5,000 (13,14)	0	0	$34.25	10/18/2010
	10/29/2003	14,000 (8)	0	0	$38.53	10/29/2013
	4/29/2004	15,000 (9)	0	0	$59.85	04/29/2014
	4/28/2005	17,000 (9)	0	0	$34.83	04/28/2015
	2/15/2006	0	7,200 (10)	0	$48.00	02/15/2016
	2/14/2007		7,750 (10)	0	$52.51	02/14/2017
	3/16/2006						0	$0	2,160	$114,307
	2/14/2007						0	$0	0	$0

Michael L. Cooper	10/23/2002	5,000 (6)	0	0	$26.11	10/23/2012
	10/29/2003	7,000 (8)	0	0	$38.53	10/29/2013
	4/29/2004	17,000 (9)	0	0	$59.85	4/29/2014
	4/28/2005	12,000 (9)	0	0	$34.83	4/28/2015
	2/15/2006	0	7,200 (10)	0	$48.00	2/15/2016
	2/14/2007	0	7,750 (10)	0	$52.51	2/14/2017
	3/16/2006						0	$0	2,160	$114,307
	2/14/2007						0	$0	0	$0

(1)	This stock option grant was exercisable as to the first half of the grant on the third anniversary and the second half of the grant on the fourth anniversary of the grant date.

(2)	This stock option grant contains special vesting and became exercisable as follows: 291 shares on 10/18/02; 1,375 shares on 10/18/03 and 834 shares on 10/18/04.

(3)	This stock option grant includes an incentive stock option grant for 6,579 shares, which contains special vesting and became exercisable as follows: 1,551 shares on 10/23/03; 2,095 shares on 10/23/04; and 2,933 shares on 10/23/05.

(4)	This stock option grant includes a non-qualified stock option grant for 11,421 shares, which contains special vesting and became exercisable as follows: 4,449 shares on 10/23/03; 3,905 shares on 10/23/04 and 3,067 shares on 10/23/05.

(5)	This stock option grant includes an incentive stock option for 7,658 shares, which contains special vesting and became exercisable as follows: 3,829 shares on 10/23/06 and 3,829 shares on 1/1/07.

(6)	The following non-qualified stock option grants became 100% vested as of 12/13/2005; Mr. Wachob - 42,342; Mr. Richie - 8,782; and Mr. Cooper - 5,000.

(7)	This stock option grant contains special vesting and will become exercisable as follows: 2,595 shares on 1/1/08.

(8)	The following non-qualified stock option grants became 100% vested as of 11/11/2005; Mr. Wachob - 52,405; Mr. Richie - 16,200; Mr. Gillern - 14,000; and Mr. Cooper - 7,000.

(9)	These stock option grants are immediately exercisable, but no shares from these grants can be sold before the fourth anniversary date of the grant unless the individual’s employment is ended due to retirement, disability, death or involuntary termination.

(10)	These stock option grants will become exercisable in one-third increments on the second, third and fourth anniversary dates of the grant.

(11)	This stock option grant includes an incentive stock option for 6,218 shares, which contains special vesting and became exercisable as follows: 1,218 shares on 10/23/05; 3,829 shares on 10/23/06 and 1,171 shares on 1/1/07.

(12)	This incentive stock option grant for 1,800 shares became fully exercisable on 10/29/2007.

(13)	This stock option grant includes a non-qualified stock option grant for 467 shares, which became fully exercisable on 10/29/2007.

(14)	This stock option grant includes an incentive stock option grant for 4,524 shares with special vesting and became exercisable as follows: 511 shares on 10/18/02; 1,094 shares on 10/18/03 and 2,919 shares on 10/18/04.

(15)	These options have a regular term of ten years and will remain exercisable until they expire on the tenth anniversary of the grant date. These options are subject to earlier termination due to death, disability, and retirement in which case these options terminate on the earlier of five years after employment termination or the original expiration date. If termination of employment is not due to death, disability or retirement then the option may only be exercised for a period of three months after the last day worked or until the expiration of the regular term, if earlier, but only to the extent exercisable as of the last day worked.

(16)	Reflects the new hire restricted stock award for Mr.Loughran. This has a fair market value of $47.98, which reflects the closing price as of the grant date.

(17)	Reflects 2007 and 2006 awards anticipated to be earned, as of the year-end 2007. The 2006 grant is assuming a 160% payout opportunity based on the likelihood of achievement under the performance based restricted stock plan (2006 is a 3-year performance based plan 2006-2008) and the 2007 grant is based on a 0% payout opportunity based on the likelihood of achievement under the performance based restricted stock plan (2007 is a 3-year performance based plan 2007-2009).

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2007

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized Upon Exercise (1)
Robert D. Wachob	30,000	$632,361.00
John A. Richie	5,000	$171,671.00

(1)	Reflects the difference between the price of Rogers stock at time of exercise and the exercise price of the option.

PENSION BENEFITS AT 2007 FISCAL YEAR END

The table below sets forth information regarding the present value as of December 30, 2007 of the accumulated benefits of the named executive officers under the Pension Plan and Pension Restoration Plan. The present values were determined using interest rate and mortality rate assumptions consistent with those outlined in footnote 5 in the Company’s financial statements.

			Present Value	Payments
		Number of Years	of Accumulated	During the Last
Name	Plan Name	Credited Service	Benefit	Fiscal Year
Robert D. Wachob	Rogers Corporation Pension Plan	24	$786,940	—
	Rogers Corporation Restoration Plan	24	$2,138,548	—

Dennis M. Loughran	Rogers Corporation Pension Plan	2	$41,155	—
	Rogers Corporation Restoration Plan	2	$9,233	—

John A. Richie	Rogers Corporation Pension Plan	31	$871,261	—
	Rogers Corporation Restoration Plan	31	$411,981	—

Frank J. Gillern	Rogers Corporation Pension Plan	30	$809,576	—
	Rogers Corporation Restoration Plan	30	$526,644	—

Michael L. Cooper	Rogers Corporation Pension Plan	9	$198,923
	Rogers Corporation Restoration Plan	9	$0	—

Pension Plan

The basic formula for determining an employee’s annual pension benefit at normal retirement under the Pension Plan is equal to the sum of a participant’s base benefit, excess benefit, 30 year service benefit and the prior service benefit, where:

  Base Benefit - 1.25% of the product of Average Monthly Compensation and Credited Service for periods after 2001.

  Excess Benefit - 0.5% of Average Monthly Compensation in excess of 75% of Covered Compensation multiplied by Credited Service for periods after 2001.

  30 Year Service Benefit - 0.5% of Average Monthly Compensation for periods after 2001 multiplied by Credited Service in excess of 30 years.

  Prior Service Benefit – 55% of Average Monthly Compensation for periods before 2002 less 50% of the 12/31/2001 Social Security Benefit multiplied by the 12/31/2001 Year of Service Ratio and the Pay Ratio Increase.

  12/31/2001 Year of Service Ratio - Years of Service as of December 31, 2001 divided by 30.

  Pay Ratio Increase - current Average Monthly Compensation divided by Average Monthly Compensation as of 12/31/2001.

Compensation and period of employment are recognized under the Pension Plan as follows:

  Average Monthly Compensation for a salaried employee is based on the monthly base rate of salary in effect on June 1st over a 10-year period. Average Monthly Compensation is equal to the highest five consecutive June 1st amounts divided by 5. Bonuses and other special pay are disregarded under the Pension Plan.

  Credited Service means the period during which a participant is employed by Rogers as an eligible employee (rounded up to the next highest whole number of years) as determined under tax-qualified plan rules.

  Covered Compensation is generally the average of the Social Security taxable wage bases in effect for each calendar year during the 35 year period ending with the last day of the calendar year in which the participant would have reached his or her Social Security retirement age.

A participant may commence payment of early retirement benefits at any time after attaining age 55. Mr. Wachob, Mr. Gillern, and Mr. Richie are currently eligible to take early retirement. The early retirement benefit equals the normal retirement benefit described above reduced by 0.333% for each month (4% per year) that a participant commences benefits before attaining normal retirement age.

Available forms of payment under the Pension Plan are as follows:

  Single Life Annuity

  Joint and Survivor Annuity (50%, 66 2/3% and 100%)

  10 Year Certain Annuity

A lump sum form of payment is unavailable under the Basic Pension Plan (except for a single lump sum benefit if the actuarially equivalent value is $5,000 or less).

Annuity features providing for continued payment to a survivor or guaranteed payments to beneficiaries are not subsidized by Rogers. Employees may elect their form of payment under the Pension Plan when they begin to collect their pension benefit.

If a participant dies before commencing payments under the Pension Plan, a death benefit is payable to the participant’s surviving spouse or, if there is no surviving spouse, the participant’s surviving children under the age of 21. In general, this benefit equals the amount payable under the survivor portion of the 50% Joint and Survivor Annuity beginning in no event before the participant’s 55th birthday.

A participant who becomes disabled while employed at Rogers will continue to be treated as an active employee for purposes of the Pension Plan until age 65. As such, a disabled participant will continue to be credited with years of service and with the compensation rate in effect at the beginning of the disability. If a disabled participant retires after age 55 and commences payment of benefits, no additional credited service is granted.

Pension Restoration Plan

The Pension Plan limits the amount of pension benefits that may be provided to participants under the basic formula described above in accordance with certain limits under federal tax laws. The limits restrict the amount of compensation that can be taken into account under the Pension Plan to $225,000 (for 2007) and impose a maximum annual pension benefit commencing at age sixty-five to $180,000 (for 2007). To the extent that these limits reduce the benefits that a named executive officer earns under the Pension Plan’s retirement formula, Rogers provides an additional benefit under the Pension Restoration Plan. The Pension Restoration Plan is intended to make a participant whole for the benefits under the basic formula that could not be provided under the Pension Plan due to these limits or deferrals being made under the Voluntary Deferred Compensation Plan.

In addition, the Pension Restoration Plan provides for:

  Average Monthly Compensation to include annual bonuses paid to certain senior executives over age 55 that have been specified by the Compensation and Organization Committee, (a) on or after January 1, 2004 in all events, and (b) paid before January 1, 2004 in the event of a covered executive’s death, disability, or termination of employment that results in the payment of severance. The only named executive officers currently entitled to this benefit are Messrs. Wachob, Gillern and Richie.

  An executive officer at the time of a change of control will have benefits calculated under the Pension Restoration Plan (a) as if such officer had attained age 55 on the change of control and completed at least one day of service after attaining age 55 and (b) by including all annual bonuses as part of Average Monthly Compensation, subject to Internal Revenue Code Section 280G limitations discussed below.

  A lump sum payment will be made if there is a change of control. For amounts accrued and vested prior to 2005 a lump sum payment will be made if (a) the ratio of current assets to current liabilities falls below 1.4 to 1 for two consecutive quarters or (b) Rogers’ long term debt for borrowed money exceeds 85% of Rogers’ net worth as reflected in Rogers’ financial statements.

  Other supplemental benefits are determined from time to time by the Compensation and Organization Committee, including crediting of service to new hires. To date, no supplemental benefits have been provided to the executive officers under this provision, except for Mr. Gillern who received credited service for the time that he was employed at one of the Company’s 50% owned joint ventures.

Except in the event of a change of control (as discussed above), benefit payments under the Pension Restoration Plan shall generally commence at the same time as under the Pension Plan. The form of payment will either be in annual installments or a lump sum depending upon the value of the plan benefit as follows:

Lump Sum Actuarial Equivalent Value of Benefits	Number of Annual Installments
$50,000 or less	Lump Sum
$100,000 or less, but greater than $ 50,000	2
$150,000 or less, but greater than $100,000	3
$200,000 or less, but greater than $150,000	4
Greater than $200,000	5

The Pension Restoration Plan has not yet been amended to comply with the final regulations of Section 409A of the Internal Revenue Code.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR END

The table below sets forth, for each of the named executive officers, information regarding his participation in the non-qualified Voluntary Deferred Compensation Plan during 2007.

	Executive	Registrant			Aggregate
	Contributions in	Contribution in	Aggregate	Aggregate	Balance at Last
	the Last Fiscal	the Last Fiscal	Earnings in the	Withdrawals/	Fiscal Year
Name	Year	Year (1)	Last Fiscal Year (2)	Distributions (3)	Ending
Robert D. Wachob	$73,465	$29,654	$3,653	$19,078	$106,508
Dennis M. Loughran	$4,000	$2,000	$134	—	$6,134
John A. Richie	$8,000	$4,000	$391	—	$12,391
Frank J. Gillern (4)	$5,000	$2,500	$2,374	—	$56,759
Mike Cooper	—	—	—	—	—

1.	Reflects 2007 matching credit on current year executive contributions.

2.	Reflects interest accrued on all contributions in 2007.

3.	Reflects withdrawals required under participant elections.

4.	Mr. Gillern’s aggregate balance as of December 30, 2007 includes 104 shares of Company common stock.

Each year a participant may elect in writing to defer up to 100% of future bonus and up to 50% of salary otherwise to be earned during the next calendar year. The minimum dollar amount deferred for any year is $4,000 of salary and/or $4,000 of bonus. An election can be made for deferred compensation to be paid in cash or in Rogers stock at the end of the deferral period.

A Company match is credited on all salary and bonus deferrals. The amount of the match equals the then current 401(k) Company match (100% of the first 1% and 50% of the next 5% of eligible compensation in excess of federal tax law limits for 2007). The Company match on cash deferrals is made in cash, and the Company match on Rogers common stock is in Rogers common stock. Each participant has a fully vested interest in the Company match.

The credited rate for 2007 was 4.80%. If cash dividends are paid with respect to Rogers stock that is deferred under this plan, those dividends will be credited to the participant’s deferral account. Dividends will be denominated in cash and earn interest at the same rate as disclosed above. Such cash amounts will be paid at the time of distribution of the deferred stock.

Payment(s) of deferred amounts with respect to the deferrals made for a specific year will commence on April 15th (March 15th for lump sum payments of deferrals made after September 30, 2007) of the year following: (a) the passage of the number of years specified by the individual in deferral election for that year, (b) the year in which the participant ceases to be an employee or (c) the earlier (in the case of stock deferrals) or the latter (in the case of cash deferrals) of (a) or (b). Payment elections are made at the time of the deferral election. Payments are made in a lump sum or installments over a period not more than 10 years. Any requested changes in the timing of the payments by participants must result in the extension of the existing payment date by at least an additional five years. Accelerated payment is provided for in the case of a change in control or a bona fide unforeseen financial hardship. Payments made upon a participant’s separation from service are delayed six months to the extent necessary to avoid penalties under Internal Revenue Code Section 409A.

To the extent permitted under Internal Revenue Code Section 409A, certain amounts in a participant’s deferred compensation account, such as amounts deferred and vested prior to January 1, 2005, are not subject to Section 409A.

This plan is not funded and no trust, escrow or other provision has been established to secure plan benefits. A participant will be treated the same as a general unsecured creditor at all times under this plan. A participant will only be able to sell or otherwise transfer stock received as a plan benefit in accordance with applicable securities laws and Rogers’ insider trading policy.

POTENTIAL PAYMENTS ON TERMINATION OR CHANGE IN CONTROL

The section below describes the payments that may be made to named executive officers upon termination of employment or in connection with a change in control.

Payments Made Upon Termination

A named executive officer may be entitled to receive the following amounts earned during his term of employment regardless of the manner in which a named executive officer’s employment terminates except where indicated to the contrary below:

  unpaid base salary through the date of termination.

  any accrued and unused vacation pay.

  any unpaid annual bonus with respect to a completed performance period (except in the event of termination for cause.

  all accrued and vested benefits under the Pension Plan and the Pension Restoration Plan as described on page 28.

  all accrued and vested benefits under the Voluntary Deferred Compensation Plan as described on page 18.

  all outstanding and vested equity awards granted under the Rogers equity compensation plans (except in the event of termination for cause) – all outstanding awards as of December 30, 2007 are set forth on page 25.

  all other benefits under the Company’s compensation and benefit programs that are available to all salaried employees and do not discriminate in scope, terms or operation in favor of the named executive officers.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items listed under the heading “Payments Made Upon Termination”, the named executive officers will receive the following benefits:

  all outstanding unvested stock options will vest.

  a pro-rata portion of any performance based restricted stock awards based on the number of full fiscal years completed during the performance period for those shares and the actual performance at the end of the three year performance period, at which time the award will be made.

  a pro-rata portion of the named executive officer’s annual bonus for the performance year, in which the termination occurs, based on actual performance.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination” above, the named executive officer will receive the following:

  benefits under Rogers’ disability plan or payments under Rogers’ life insurance plan, as appropriate.

  all outstanding unvested stock options will vest.

  a pro-rata portion of any performance based restricted stock awards based on the number of full fiscal years completed during the performance period for those shares and the actual performance at the end of the three year performance period, at which time the award will be made.

  a pro-rata portion of his annual bonus for the performance year in which the termination occurs based on actual performance.

Payments Made Upon Involuntary Termination of Employment without Cause or for Good Reason

Rogers provides separation pay and benefits to all of its regular U.S. full-time salaried employees, including the named executive officers, according to the current Severance Pay for Exempt Salaried Employees Policy (the “Severance Policy”). The Severance Policy provides severance pay to eligible salaried employees whose employment is terminated by the Company without cause (a “Separation”) – in the form of continued salary payments, health insurance, pension service credit and certain other benefits. Basic Severance Pay is provided to eligible employees without any conditions, but the Additional Severance Pay requires the employee to sign a General Release and Settlement Agreement. The number of weeks of salary and benefits continuance is based on length of service as follows:

Length of Severance Pay
Total Severance with signed
Length of Service	Basic Severance Pay	Additional Severance Pay	agreement
Under 6 months	4 weeks	2 weeks	6 weeks
6 months to under 1 year	4 weeks	4 weeks	8 weeks
1 year to under 4 years	4 weeks	6 weeks	10 weeks
4 years to under 7 years	4 weeks	8 weeks	12 weeks
7 years to under 21 years	4 weeks	8 weeks plus 2 weeks for each year of	Based on years of service
service over 6 years
21 years and more	4 weeks	36 weeks plus 1 week for each year of	Based on years of service
service over 20 years

The policy may be amended, modified or terminated at any time by Rogers, except in the case of executive officers (Mr. Wachob and one other executive officer) of Rogers as of November 1991. These officers may elect the benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence at the time his employment terminates. The right of these executive officers to make such an election may be cancelled by Rogers or the executive on three years’ written notice. Mr. Wachob (and one other executive officer) would be entitled to 78 weeks of salary payments, health insurance, pension service credit and certain other benefits upon termination of employment covered by the policy in effect in November 1991.

Payments Made Upon Certain Events in Connection with a Change in Control

Rogers has entered into Special Officer Severance Agreements with each of the named executive officers (except Messrs. Gillern and Cooper). Copies of these agreements were filed as exhibits to Rogers’ Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 18, 2005 and to Rogers’ Current Report on Form 8-K as filed with the Securities and Exchange Commission on February 6, 2006. The term of these agreements, referred to below as “change in control agreements”, is three years subject to annual renewal absent notice to the contrary by either party. The following severance benefits would be provided upon qualifying terminations of employment in connection with or within three years following a change in control of the Company:

  Cash severance pay equal to the present value of two times the sum of (a) base salary plus (b) target bonus and/or any other cash bonus awards last determined for the named executive officer (or if, greater, most recently paid prior to the change in control), calculated using an interest rate equal to the rate reported for the auction of thirteen week United States Treasury Bills.

  Pro-rata vesting of the named executive officer’s annual bonus at the Committee’s discretion.

  Continued medical, disability, dental and life insurance benefits at active-employee rates, tax planning and compliance services and tuition refund program for a period of two years, subject to offset from subsequent employment, plus payment as compensation for discontinuing the Company car allowance.

  Enhanced supplemental retirement and deferred compensation plan benefits equivalent in value to two years of credited service under the Pension Restoration Plan and the Voluntary Deferred Compensation Plan. Lump sum payout equal to two additional years of service paid in lieu of receiving benefit under the Pension Plan.

  Outplacement assistance.

  Reimbursement of legal and accounting fees and expenses incurred to enforce the agreement.

Terminations of employment that entitle a named executive officer to receive severance benefits under the plan consist of (1) termination by Rogers without cause or (2) resignation by the named executive officer for good reason, in each case within three years following a change in control. A named executive officer is not eligible for enhanced severance benefits under the change in control agreements if his or her termination is due to death or disability.

In addition, all outstanding unvested stock options and performance based restricted stock shall vest immediately upon a change in control under the terms of the Rogers Corporation 2005 Equity Compensation Plan regardless of the circumstances of the named executive officer’s employment termination following the change in control.

All of the payments described above are limited to the extent that payment would result in triggering golden parachute excise taxes under Section 4999 of the Internal Revenue Code. In the event of any required reduction, the named executive officer is allowed to determine which benefits shall be reduced to avoid these excise taxes.

A “change in control” for purposes of the change in control agreements generally consists of one or more of the following events:

  An acquisition of more than 25 percent of the Company’s voting securities (other than by Rogers or a related entity).

  The board or Rogers’ shareholders approve any consolidation or merger of Rogers in which Rogers would not be the continuing or surviving corporation and pursuant to which shares of Rogers voting securities would be converted into cash, securities or other property.

  The board or Rogers’ shareholders approve any sale, lease, exchange or other transfer (in a single transaction or in a series of related transactions) of all or substantially all the assets of Rogers.

  During any period of 24 consecutive months, the individuals who at the beginning of such period constituted the board cease to constitute a majority of the Board, provided that any approved successors shall be considered to have been in office at the beginning of such period.

A “termination for good reason” for purposes of the change in control agreements generally includes any of the following actions by Rogers following a change in control:

  Reducing the named executive officer’s position, responsibilities, authority, reputation, compensation, bonus formula, pension, stock option or incentive compensation arrangements, or a material reduction in the named executive officer’s prestige, enjoyed by such officer prior to the change in control, as determined in good faith by such named executive officer.

  Attempting to relocate the named executive officer to, or to require the executive to perform regular services at, any location that is outside the continental United States of America.

  Delivering notice to the executive that Rogers’ ratio of current assets to current liabilities as reflected in any quarterly or annual statements filed by Rogers with the SEC falls below one and one-quarter (1 1/4) to one (1) or that the total of Rogers’ long term debt (including the current portion due within one year) and its short term debt incurred for money borrowed exceeds seventy-five percent (75%) of Rogers’ net worth as reflected in such statements filed with the SEC.

  Notifying the named executive officer that the change in control agreement shall not be extended.

  Breach by Rogers of the terms of the change in control agreement.

A named executive officer is entitled to terminate employment for good reason following any of the foregoing events regardless of whether the executive is entitled to elect retirement upon leaving employment. However, the named executive officer does not have “good reason” if the executive does not provide Rogers with a notice of termination within one year after learning of the event that gives rise to the good reason event (or 90 days after receipt of the applicable notice regarding Rogers’ current assets and current liabilities or its long and short term debt).

A termination “for Cause” means only:

  the willful commission by the named executive officer of material theft or embezzlement or other serious and substantial crimes against the Company and its subsidiaries.

Coordination Between Severance Policy and Change in Control Agreements

The enhanced severance benefits under the change in control agreement are in lieu of (or offset by) any other severance benefits to which a named executive officer may be entitled under the severance policy or any other arrangements.

The Company entered into confidentiality and non-compete agreements with most of its salaried employees, including its named executive officers. These agreements generally prohibit the named executive officers from accepting employment with a competitor of the Company for two years following termination of employment. If a named executive officer cannot obtain employment at a rate of compensation at least equal to the rate in effect upon terminating employment with Rogers during this period, the named executive officers may become entitled to additional payment from the Company. This payment will equal either (a) the difference between the executive’s then current compensation and his last regular rate of compensation with the Company, reduced by any retirement or severance income (with respect to Messrs. Loughran and Gillern) or (b) 30% of the named executive officer’s last monthly pay rate from the Company without any offset (with respect to Messrs. Wachob, Richie and Cooper). In lieu of making payments, the Company can waive its rights to enforce the non-compete agreement.

Assumptions Regarding Post Termination Tables

The following tables were prepared as though the named executive officers’ employment was terminated on December 30, 2007 (the last business day of 2007) using the closing share price of Rogers common stock of $45.14 as of the last trading day of the fiscal year of December 28, 2007. The amounts under the column labeled “Termination by Rogers without Cause or by the Named Executive Officer with Good Reason on or after a Change in Control” assumes that a change in control occurred on December 30, 2007. Rogers is required by the SEC to use these assumptions. With those assumptions taken as a given, the Company believes that the remaining assumptions listed below, which are necessary to produce these estimates, are reasonable in the aggregate. However, the named executive officer’s employment was not terminated on December 30, 2007 and a change in control did not occur on that date. As a result there can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

Equity Award Assumptions

  Stock options vested on December 30, 2007 due to an assumed change in control, termination of employment without Cause by the Company or by the named executive officer for good reason, retirement, death or disability.

  Stock options that become vested due to a change in control are valued based on their option spread (i.e., the difference between the stock’s fair market value and the exercise price).

  It is possible that IRS rules would require the options to be valued using a valuation method such as the Black-Scholes model if the options continued after a change in control. Using a Black-Scholes value in lieu of the option spread would cause higher value for excise taxes and the related tax gross-up payment.

  The full values of all performance based restricted stock that vest upon a change in control at target are taken into account at their fair market value.

Annual Bonus Assumption

  All amounts under Rogers’ annual bonus plan were earned for 2007 in full based on actual performance and are not treated as subject to the golden parachute excise tax upon a change in control.

  Earned amounts under Rogers’ annual bonus plan are treated as paid for purposes of the severance estimates.

Benefit Continuation Assumption

  Medical and dental benefit continuation costs for 2008 are based on rates for 2007. However, benefit continuation costs for the medical plan for 2009 includes a 12% increase and the dental plan for 2009 includes a 5% increase based on projected trends provided by an outside consultant.

Retirement Benefit Assumption

  All benefits are payable in a single lump sum that is based on the form of benefit that is most valuable to each individual, payable at age 65; retirement eligible participants were calculated as if they commenced immediately.

SEVERANCE POLICY ASSUMPTIONS

For Mr. Wachob, all severance benefits are calculated based on the terms and conditions set forth in the November 1991 policy. Mr. Wachob may elect benefits of either the policy in effect in November 1991, or the severance policy, if any, which may be in existence at the time of his employment termination.

POST TERMINATION TABLE

			Termination by Rogers without
			Cause or by the Named Executive
	Termination by Rogers without		Officer with Good Reason on or		Termination Due to Death
	Cause before a Change in Control		after a Change in Control		Disability or Retirement
Name	($)		($)		($)
Robert D. Wachob
Cash Severance	$2,094,492	(2)	$1,639,068	(7)	—
Accelerated Vesting
Of Unvested Equity (1)	$0		$567,861	(9)	$122,480	(14)
Benefits Continuation	$46,871	(4)	$45,794	(10)	—
Present Value of Additional
Service Credit	$469,658	(5)	$469,658	(12)	—
280G Payment Reduction	N/A		$0	(13)	—
Total	$2,611,021		$2,722,381		$122,480

Dennis M. Loughran
Cash Severance	$53,210	(3)	$799,084	(7)	—
Accelerated Vesting
Of Unvested Equity (1)	$0		$178,303	(9)	$37,617	(14)
Benefits Continuation	$9,533	(4)	$43,425	(10)	—
Present Value of Additional
Service Credit	$25,194	(6)	$113,221	(12)	—
280G Payment Reduction	N/A		$0	(13)	—
Total	$87,937		$1,134,033		$37,617

John A. Richie
Cash Severance	$211,293	(3)	$603,220	(7)	—
Accelerated Vesting
Of Unvested Equity (1)	$0		$126,392	(9)	$21,818	(14)
Benefits Continuation	$16,451	(4)	$29,030	(10)	—
Present Value of Additional
Service Credit	$104,225	(6)	$118,326	(12)	—
280G Payment Reduction	N/A		$0	(13)	—
Total	$331,969		$876,969		$21,818

Frank J. Gillern
Cash Severance	$216,691	(3)	—	(8)	—
Accelerated Vesting
Of Unvested Equity (1)	$0		$115,107	(9)	$20,313	(14)
Benefits Continuation	$11,558	(4)	$6,095	(11)	—
Present Value of Additional
Service Credit	$13,673	(6)	—	(8)	—
280G Payment Reduction	N/A		—	(8)	—
Total	$241,921		$121,202		$20,313

Michael Cooper
Cash Severance	$71,451	(3)	—	(8)	—
Accelerated Vesting Of Unvested
Equity (1)	$0		$115,107	(9)	$20,313	(14)
Benefits Continuation	$11,325	(4)	$6,095	(11)	—
Present Value of Additional
Service Credit	$0	(6)	—	(8)	—
280G Payment Reduction	N/A		—	(8)	—
Total	$82,776		$121,202		$20,313

(1)	Reflects the value of all unvested options and performance based restricted stock based on a stock price of $45.14 as of December 28, 2007. This amount does not reflect the value of all vested and outstanding stock options as disclosed on page 25 for Messrs. Wachob, Richie, Gillern, and Cooper, which is $2,433,522, $673,225, $586,160, and $265,140 respectively based on a stock price of $45.14 as of December 28, 2007.

(2)	Reflects the maximum severance benefit of 78 weeks (1.5 years) provided under the 1991 Rogers Corporation Severance Policy for Salaried Employees. The cash severance benefits include 1.5 times the base salary as of 12/30/07 (the current base rate), plus 1.5 times the greater of the most recent year’s paid bonus or the average of the last years bonuses. The bonus amount in this case reflects the actual bonus paid in 2007 for performance in 2006.

(3)	Messrs. Loughran, Richie, Gillern, and Cooper are eligible to receive cash severance benefits (base salary only) provided under the 2006 Rogers Severance Pay for Exempt Salaried Employees. The length of severance benefits (assuming the executive signed a General Release and Settlement Agreement) received by the executives are 10, 51, 53, and 18 weeks respectively.

(4)	Reflects Rogers’ cost for Messrs. Wachob, Loughran, Richie, Gillern, and Cooper of 78, 10, 51, 53, and 18 weeks, respectively, of medical, dental, life insurance, and a lump sum payment equal to the previous 12-months fixed and variable benefit under Rogers Vehicle Reimbursement Program Policy for the discontinuation of the car allowance. All the other executives receive a lump sum payment equal to the previous 12-months fixed and variable benefit under Rogers Vehicle Reimbursement Program Policy for the discontinuation of the car allowance, therefore we assumed that Mr. Cooper would also receive the same benefit valued at $6,095. The amount for Mr. Wachob also reflects long term disability insurance, continuation of 401(k) matching contributions, and an additional $5,000 for the discontinuation of the car allowance.

(5)	Represents the present value of the additional benefit provided under the 1991 Rogers Corporation Severance Policy for Salaried Employees for the additional years (1.5 years) of service credit for the pension plan.

(6)	Represents the present value of the additional benefit for Messrs. Loughran, Richie, Gillern, and Cooper provided under the 2006 Rogers Severance Pay for Exempt Salaried Employees for the additional 10, 51, 53, and 18 weeks, respectively, of service credit for the pension plan (assuming the executive signed a General Release and Settlement Agreement).

(7)	Represents cash severance pay equal to the present value of two times base salary plus the target bonus, calculated using an interest rate equal to the rate reported for the auction of thirteen week United States Treasury Bills.

(8)	Messrs. Gillern and Cooper do not have an Officer Special Severance Agreement with Rogers.

(9)	Represents the in-the-money value of all outstanding and unvested stock options and performance based restricted stock at target that accelerate and become fully exercisable upon a change in control as defined in the Rogers Corporation 2005 Equity Compensation Plan.

(10)	Represents 2 years of benefit continuation for Messrs. Wachob, Loughran, and Richie, which includes the Company cost for medical, dental, life insurance, long term disability insurance, prescription drug program, and tax planning plus a lump sum payment equal to the previous 12 months fixed and variable benefit under Rogers Vehicle Reimbursement Program Policy. The amount for Mr. Wachob also reflects an additional $5,000 for the discontinuation of the car allowance.

(11)	Messrs. Gillern and Cooper do not have an Officer Special Severance Agreement with Rogers. Messrs. Gillern and Cooper are eligible to receive a lump sum payment equal to the previous 12 months fixed and variable benefit under Rogers Vehicle Reimbursement Program Policy.

(12)	Represents a lump sum cash amount equal to the present value of two additional years of accrued benefit under the Pension Plan, the present value of two years of additional service credit under the Pension Restoration Plan and the Deferred Compensation Plan. The lump sum cash amount equal to the present value of two additional years of accrued benefit under the Pension Plan for Messrs. Wachob, Loughran, and Richie are $65,806, $41,155 and $17,977, respectively.

(13)	Represents the estimated reduction to the payments set forth in this column required in order to avoid triggering excise taxes under Section 280G of the Internal Revenue Code.

(14)	Represents the in-the-money value of all outstanding and unvested stock options and the fair market value of the pro-rata portion of the performance based restricted stock that accelerate and become fully exercisable in the case of normal retirement, death, and disability according to the provisions of the awards.

Proposal 2: Approval of the Third Amendment to the Rogers Corporation 2005 Equity Compensation Plan

PROPOSAL

On October 25, 2007, our board of directors approved an amendment to the Rogers Corporation 2005 Equity Compensation Plan (the “2005 Plan”), subject to the approval of the amendment to the 2005 Plan by our shareholders. The third amendment to the 2005 Plan, if approved by our shareholders, will permit discretionary grants of restricted stock awards and unrestricted stock awards to non-management directors. Such individuals are referred to as “Non-Employee Directors” in the 2005 Plan.

The 2005 Plan is structured to permit the granting of restricted stock, stock appreciation rights and other forms of equity awards as well as stock options. The vesting of these awards may be tied to specified performance criteria. Furthermore, these types of awards can provide the equivalent value of stock options to recipients while utilizing less shares of Rogers stock, and therefore can be less dilutive to shareholders. For stock options and stock appreciation rights, the exercise price cannot be less than the fair market value of Rogers stock at the time of grant and no repricing of outstanding stock options is permitted unless necessary to adjust for a change in capital structure (for example, a stock split).

Any restricted stock or unrestricted stock awards that may be granted to non-management directors will be counted against the share reserve under the 2005 Plan that is available for all awards and that was approved by shareholders on April 28, 2005. The following is a brief summary of the available share reserve under the 2005 Plan.

  Subject to adjustment for stock splits, stock dividends and similar changes in Rogers capital structure, the total number of shares available for all awards that can be issued under the 2005 Plan is 1,100,000 shares of the company’s common stock.

  Shares of stock underlying awards that are forfeited, cancelled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the company prior to vesting, satisfied without issuing stock or otherwise terminated (other than by exercise) are added back to the available share reserve.

  The shares issued by Rogers under the 2005 Plan may be authorized shares that have never been issued, authorized but unissued shares, or shares reacquired by Rogers.

Set forth below on page 41 is information regarding Rogers common stock that remains available for issuance under the 2005 Plan and Rogers other equity compensation plans.

The 2005 Plan is administered by the Compensation and Organization Committee of our board of directors. The Compensation and Organization Committee, in its discretion, may grant stock-based awards to officers, employees and other key persons under the 2005 Plan. Currently, the participation of non-management directors under the 2005 Plan is limited to automatic stock option grants and the right to elect to receive fees in the form of Rogers common stock.

To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, stock options or stock appreciation rights with respect to no more than 80,000 shares of common stock (subject to adjustment for stock splits, stock dividends and similar changes in Rogers capital structure) may be granted to any one individual during any one calendar year period. In addition, the maximum award of restricted stock and deferred stock for any one individual that is intended to qualify as “performance based compensation” will not exceed 80,000 shares of common stock (subject to adjustment for stock splits, stock dividends and similar changes in Rogers capital structure) for any performance cycle.

RECOMMENDATION

Our board of directors believes that non-management directors (i.e., directors who are not employees of Rogers or any of its subsidiaries) should be eligible to receive equity grants in a form other than stock options, such as restricted stock or unrestricted stock, in order to adjust to market trends. Our board of directors also believes that stock awards can play an important role in the success of Rogers by encouraging and enabling the non-management directors of Rogers to acquire a proprietary interest in Rogers. Our board of directors anticipates that providing non-management directors with a direct stake in Rogers will help create a closer identification of the interests of non-management directors with those of Rogers, thereby further stimulating their efforts on Rogers’ behalf.

Our board of directors recommends that shareholders vote “FOR” the third amendment to the Rogers Corporation 2005 Equity Compensation Plan.

SUMMARY OF THE 2005 PLAN AS AMENDED

The following description of certain features of the 2005 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2005 Plan. A copy of the 2005 Plan, including the first amendment dated August 25, 2006, the second amendment dated October 27, 2006 and the proposed third amendment thereto, may be found in the appendix at the end of this proxy statement.

2005 Plan Administration

The 2005 Plan provides for administration by the Compensation and Organization Committee of the board of directors. The Compensation and Organization Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2005 Plan. However, the Compensation and Organization Committee may not reprice outstanding stock options, other than to appropriately reflect changes in the capital structure of Rogers (for example, due to a stock split).

Eligibility and Limitations on Grants

All full-time and part-time officers, full-time and part-time employees, non-management directors, consultants and other key persons of Rogers and its subsidiaries are eligible to participate in the 2005 Plan, subject to the discretion of the Compensation and Organization Committee. As noted above, the participation of non-management directors under the 2005 Plan is currently limited to automatic stock option grants and the right to elect to receive fees in the form of Rogers common stock. As of March 20, 2008, approximately 2,100 full-time employees and nine non-management directors are eligible to participate in the 2005 Plan.

The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 80,000 shares of common stock (subject to adjustment for stock splits, stock dividends and similar changes in Rogers capital structure) for any calendar year period. If any award of restricted stock or deferred stock granted to an individual is intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code, then the maximum award shall not exceed 80,000 shares of common stock (subject to adjustment for stock splits, stock dividends and similar changes in Rogers capital structure) to any one such individual in any performance cycle.

Stock Options

Stock options granted under the 2005 Plan may be either incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) or non-qualified stock options. Incentive options may be granted only to employees of Rogers or any domestic subsidiary. Options granted under the 2005 Plan will be non-qualified options if they (i) fail to qualify as incentive options, (ii) are granted to a person not eligible to receive incentive options under the Internal Revenue Code, or (iii) are granted pursuant to an award agreement that otherwise so provides. Non-qualified options may be granted to any persons eligible to receive incentive stock options and to non-management directors and other key persons.

Other Option Terms

The Compensation and Organization Committee has authority to determine the terms of options granted under the 2005 Plan. Options shall be granted with an exercise price that is not less than the fair market value of the shares of common stock on the date of the option grant.

The term of each option will be fixed by the Compensation and Organization Committee and may not exceed ten years from the date of grant. The Compensation and Organization Committee will determine at what time or times each option may be exercised and, subject to the provisions of the 2005 Plan, the period of time, if any, after retirement, death, disability or other termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated under certain circumstances by the Compensation and Organization Committee.

In general, unless otherwise permitted by the Compensation and Organization Committee, no option granted under the 2005 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Options granted under the 2005 Plan may be exercised for cash, check or by transfer to Rogers (either actually or by attestation) of shares of Rogers common stock that are not then subject to restrictions under any Rogers stock plan, and that have been held by the optionee for at least six months or were purchased on the open market, and that have a fair market value equivalent to the option exercise price of the shares being purchased. Subject to applicable law, options granted under the 2005 Plan also may be exercised by compliance with certain provisions pursuant to which a securities broker delivers the purchase price for the shares to Rogers.

To qualify as incentive stock options, stock options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive stock options which first become exercisable in any one calendar year, and a shorter term and higher minimum exercise price in the case of certain large shareholders.

Stock and Stock Options Granted to Non-Management Directors

The 2005 Plan provides for the grant of shares of common stock and non-qualified stock options to non-management directors. Each non-management director will have the right each year to elect to be granted on June 15 and December 15 of each year (or if such date is not a business day, the first business day thereafter), a number of shares of common stock, free of any restrictions, in an amount equal to one-half of such non-management director’s annual retainer fee. In addition, each non-management director will automatically be granted each June 15 and December 15 (or if such date is not a business day, the first business day thereafter) a non-qualified stock option to acquire 2,250 shares of common stock, or such other number of shares of common stock determined by the board of directors. The exercise price of each such non-qualified stock option is the fair market value of common stock on the date of grant. Each such non-qualified stock option is immediately exercisable and will expire ten years from the date of grant. If the third amendment to the 2005 Plan is approved by our shareholders, then restricted stock and unrestricted stock grants also can be made to non-management directors.

Stock Appreciation Rights

The Compensation and Organization Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. Upon exercise of the stock appreciation right, the holder will be entitled to receive an amount equal to the excess of the fair market value on the date of exercise of one share of common stock over the price per share specified in such right, multiplied by the number of shares of common stock with respect to which the stock appreciation right is exercised. This amount shall be paid in shares of common stock. The exercise price per share of stock appreciation rights may not be less than 100% of the fair market value of the shares of common stock on the date of grant.

Restricted Stock Awards

The Compensation and Organization Committee may grant shares of common stock, at a purchase price (which may be zero) determined by the Compensation and Organization Committee, subject to such conditions and restrictions as the Compensation and Organization Committee may determine. These conditions and restrictions may include the achievement of pre-established performance goals and/or continued employment with Rogers through a specified vesting period. The vesting period shall be determined by the Compensation and Organization Committee. However, in the event these awards have a performance based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years. If the applicable performance goals and other restrictions are not attained, the participant will forfeit his or her award of restricted stock.

Unrestricted Stock Awards

The Compensation and Organization Committee may also grant shares (at no cost or for a purchase price determined by the Compensation and Organization Committee) of common stock that are free from any restrictions under the 2005 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation due to such participant.

Deferred Stock Awards

The Compensation and Organization Committee also may award phantom stock units as deferred stock awards to participants. The deferred stock awards are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the Compensation and Organization Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with Rogers through a specified vesting period. However, in the event these awards have a performance based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years. During the deferral period, subject to terms and conditions imposed by the Compensation and Organization Committee, the deferred stock awards may be credited with dividend equivalent rights (discussed below).

Dividend Equivalent Rights

The Compensation and Organization Committee may grant dividend equivalent rights that entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award or as a freestanding award. Dividend equivalent rights credited under the 2005 Plan may be paid currently or be deemed to be reinvested in additional shares of common stock, that may thereafter accrue additional dividend equivalent rights at fair market value at the time of deemed reinvestment or on the terms then governing the reinvestment of dividends under our dividend reinvestment plan, if any. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, as specified in the award.

Tax Withholding

Participants under the 2005 Plan are responsible for the payment of any federal, state or local taxes, including those that we are required by law to withhold upon any stock option exercise or vesting of other awards. Subject to approval by the Compensation and Organization Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing Rogers to withhold shares of common stock to be issued pursuant to a stock option exercise or other award, or by transferring to Rogers shares of common stock having a value up to the amount of such taxes.

Adjustments for Stock Dividends, Mergers, etc.

The 2005 Plan authorizes the Compensation and Organization Committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2005 Plan and to any outstanding awards to reflect stock dividends, stock splits and similar changes in Rogers capital structure. In the event of certain transactions, such as a merger, consolidation, dissolution or liquidation of Rogers, all stock options and stock appreciation rights will automatically become fully exercisable and the restrictions and conditions on all other stock based awards will automatically be deemed waived. In addition, upon the effective time of any such transaction, the 2005 Plan and all awards will terminate unless the parties to the transaction, in their discretion, provide for appropriate substitutions or adjustments of outstanding stock options or other awards.

Amendments and Termination

Our board of directors may at any time amend or discontinue the 2005 Plan and the Compensation and Organization Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect the rights under any outstanding awards without the holder’s consent. Any amendments that materially change the terms of the 2005 Plan, including any amendments that increase the number of shares reserved for issuance under the 2005 Plan, expand the type of awards available, materially expand the eligibility to participate or materially extend the term of the 2005 Plan, or materially change the method of determining fair market value, will be subject to approval by our shareholders. To the extent required by the Internal Revenue Code to ensure that stock options granted under the 2005 Plan qualify as incentive stock options or that compensation earned under awards granted under the 2005 Plan qualify as performance based compensation under the Internal Revenue Code, 2005 Plan amendments shall be subject to approval by our shareholders.

Awards to non-management directors will be granted at the discretion of the Compensation and Organization Committee (subject to board approval) from time to time under the proposed amendment. No final determination has been made as to what, if any, changes will be made this year to the existing equity compensation program for non-management directors. As such, benefits under the proposed amendment are not determinable. Information regarding the equity compensation awarded to directors in 2007 is set forth in the Directors’ Compensation table on page 10 of this proxy statement. Information regarding the equity compensation awarded to our named executive officers in 2007 is set forth in the Grants of Plan-Based Awards table on page 24 of this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The table and footnotes below describe those equity compensation plans approved and not approved by security holders of Rogers Corporation as of December 30, 2007, the end of the company’s fiscal year.

EQUITY COMPENSATION PLANS AS OF DECEMBER 30, 2007

	(a)	(b)	(c)
	Number of		Number of securities
	securities to be		remaining available for
	issued upon		future issuance under
	exercise of	Weighted average	equity compensation
	outstanding	exercise price of	plan (excluding
	options, warrants	outstanding options,	securities referenced in
Plan category	and rights	warrants and rights	column (a))
Equity Compensation Plans Approved by
Security Holders
Rogers Corporation 1988 Stock Option Plan	52,783	$48.86	7,066
Rogers Corporation 1994 Stock Compensation Plan	38,451	$35.76	5,351
Rogers Corporation 1998 Stock Incentive Plan	510,413	$31.80	17,529
Rogers Corporation 2005 Equity Compensation Plan	650,952	$44.86	315,040
Rogers Corporation Global Stock Ownership Plan For
Employees (1)			350,740

Equity Compensation Plans Not Approved by
Security Holders
Rogers Corporation 1990 Stock Option Plan (2)	737,047	$41.61	67,342

Total (3)	1,989,646	$40.24	763,068

(1)	This is an employee stock purchase plan within the meaning of Section 432(b) of the Internal Revenue Code of 1986, as amended.

(2)	The Rogers Corporation 1990 Stock Option Plan was adopted in 1990 to award officers and key employees of Rogers Corporation with stock option grants. Under this plan, options generally have an exercise price equal to at least the fair market value of Rogers’ stock as of the date of grant. Regular options generally have a ten-year life and generally vest in one-third increments on the second, third and fourth anniversary dates of the grant, except for the grants made to most employees in 2004 and 2005. Such 2004 and 2005 stock options were immediately vested upon grant, but any options exercised during the first four years after the grant date cannot be sold while the individual is still actively employed at Rogers. Termination of employment because of retirement, or for certain other reasons, may shorten the vesting schedule and expiration date. See page 16 of this proxy statement for further details on Rogers’ stock options.

(3)	The above totals do not include phantom stock units for a total of 30,561 shares related to the deferral of compensation ultimately to be paid in Rogers stock.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

The following is a summary of the material United States federal income tax consequences of transactions under the 2005 Plan. It does not describe all federal tax consequences under the 2005 Plan, nor does it describe state, local or foreign tax consequences.

Incentive Stock Options

No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the stock option price (the amount paid for the shares) will be taxed to the optionee as a long term capital gain, and any loss sustained will be a long term capital loss, and (ii) there will be no deduction for Rogers for federal income tax purposes. However, the exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee. An optionee will not have any FICA (e.g., Social Security and Medicare) taxes upon exercise of an incentive stock option.

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the stock option price thereof, and (ii) Rogers will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the stock option is treated as a non-qualified stock option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Stock Options

No income is realized by the optionee at the time a non-qualified stock option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the stock option price and the fair market value of the shares of common stock on the date of exercise, and Rogers receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short term or long term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified stock option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to FICA taxes on the excess of the fair market value over the exercise price of the stock option.

Restricted Stock

An award of restricted stock will not result in taxable income to the participant at the time of grant. Upon the lapse of the restrictions, the participant will recognize ordinary income in the amount of the fair market value of the shares of common stock at the time that the restriction lapses. Rogers will be entitled to a deduction in the year in which the participant recognizes ordinary income with respect to the restricted stock in an amount equal to such income.

Other Awards

The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow certain basic patterns: stock appreciation rights and deferred stock awards are taxed and deductible in substantially the same manner as non-qualified stock options, except to the extent Section 409A of the Internal Revenue Code applies, in which case recipients would be taxed at the time these awards cease to be subject to a substantial risk of forfeiture. Stock-based performance awards and dividend equivalent rights are generally subject to tax at the time of payment. In each of the foregoing cases, Rogers will generally have a corresponding deduction at the time the participant recognizes income.

Parachute Payments

The vesting of any portion of any stock option or other award that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Internal Revenue Code. Any such parachute payments may be non-deductible to Rogers, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Rogers’ Deductions

As a result of Section 162(m) of the Internal Revenue Code, Rogers’ deduction for certain awards under the 2005 Plan may be limited to the extent that a covered employee (generally the executives listed in the summary compensation table of the proxy statement who are also known as the named executive officers except for the Chief Financial Officer) receives compensation in excess of $1,000,000 in such taxable year of Rogers (other than performance based compensation that otherwise meets the requirements of Section 162(m) of the Internal Revenue Code).

Vote Required for Approval and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast at the annual meeting at which a quorum is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Under New York Stock Exchange rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST, or ABSTAIN) on this proposal. If a majority of the shares entitled to vote are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the other shares that are actually voted are “yes votes.”

The board of directors recommends a vote FOR the approval of the third amendment to the Rogers Corporation 2005 Equity Compensation Plan.

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as Rogers’ independent registered public accounting firm for fiscal year 2008 and the board of directors is asking that shareholders ratify this appointment. Although advisory only because the Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the Securities and Exchange Commission to have responsibility for the appointment of the Company’s independent registered public accounting firm, this proposal is put before the shareholders in order to seek the shareholders’ views on this important corporate matter. If the shareholders do not ratify the appointment, the Audit Committee will take the matter under advisement. Rogers expects representatives of Ernst & Young LLP, Rogers’ independent registered public accounting firm selected as the independent registered public accounting firm for the fiscal years ended December 30, 2007 (fiscal 2007), and ending December 28, 2008 (fiscal 2008), to attend the annual meeting. They will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Fees of Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees billed to Rogers by Ernst & Young LLP for the fiscal years shown.

	2007	2006
Audit Fees (1)	$1,590,826	$1,652,492
Audited-Related Fees (2)	63,624	51,179
Tax Fees (3)	813,260	322,115
All Other Fees (4)	—	—
Total	$2,467,710	$2,025,786

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Amounts for both 2006 and 2007 also include fees for the audit of internal control over financial reporting as required under the Sarbanes-Oxley Act of 2002. Fees paid for the internal control over financial reporting audits were $511,084 in 2006 and $390,164 in 2007.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”. This category includes fees related primarily to accounting consultations and employee benefit plan audits.

(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance; tax planning and compliance work in connection with acquisitions and international tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above; however, there were no such fees in either year.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. All of the audit, audit-related, tax and other services provided by Ernst & Young LLP in fiscal year 2007 and related fees were approved in accordance with the Audit Committee’s policy.

Vote Required for Ratification and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the ratification of the appointment of Ernst & Young LLP as Rogers independent registered public accounting firm for fiscal year 2008. Abstention and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The board of directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Rogers’ independent registered public accounting firm for fiscal year 2008.

Related Person Transactions

In 2007, Rogers did not engage in any transaction in which any of its executive officers, directors, 5% shareholders, or any immediate family members of the foregoing, have a material interest.

Policies and Procedures for Approval of Related Person Transactions

Rogers’ Code of Business Conduct and Ethics, which sets forth standards applicable to all directors, officers and employees of Rogers, prohibits the giving or accepting of personal benefits that could result in a conflict of interest. Any waiver of this Code for a director or an officer may only be granted by the Nominating and Governance Committee of the Board of Directors. Any waiver of this Code that is granted to a director or an officer would be posted on Rogers’ website, or otherwise publicly disclosed, as required by applicable law or the rules and regulations of the New York Stock Exchange. Waivers for other employees must be approved by certain members of senior management.

In addition, to supplement the Code of Business Conduct and Ethics, in August 2007, the Board of Directors adopted a written Related Party Transactions Policy. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction or series of transactions in which: (i) the amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) Rogers was, is or will be a participant (even if not necessarily a party); and (iii) a related person has or will have a direct or indirect interest (other than solely being a director or less than 10 percent beneficial owner of another entity).

For purposes of the policy, a related person is one of the following:

  A member of the Board of Directors;

  A nominee for the Board of Directors;

  An executive officer;

  A person who beneficially owns more than 5% of Rogers’ common stock; or

  Any immediate family member of any of the people listed above.

Under the policy, the Company’s Nominating and Governance Committee is responsible for reviewing the material facts regarding related party transactions that require its approval and either approve or disapprove of Rogers entering into the transaction, subject to certain exceptions (or, in the case of transactions for which advance approval is not feasible, ratify the transaction or, if the committee determines the transaction not to be appropriate, terminate the transaction). In determining whether to approve or disapprove a related party transaction, the committee shall consider all relevant facts and circumstances, including the following factors:

  Whether the transaction is on terms no less favorable to Rogers than terms generally available from an unaffiliated third party under the same or similar circumstances;

  Whether the transaction is material to Rogers;

  The role that the related party has played in arranging the transaction; and

  The extent of the related party’s interest in the transaction.

No director shall participate in the review of a related party transaction in which he or she is a related party, except that the director shall provide all material information concerning the transaction to the Chairperson of the Nominating and Governance Committee or the full Nominating and Governance Committee, as applicable. The Chairperson of the Nominating and Governance Committee has the authority to individually pre-approve (as applicable) any related party transaction (except where the Chairperson is the related party) in which the aggregate amount involved is expected to be less than $500,000. Each of the following related party transactions shall generally be considered pre-approved by the committee, even if the aggregate amount involved exceeds $120,000.

  Executive officer compensation;

  Director compensation;

  Grants of awards to executive officers or directors pursuant to the Company’s incentive compensation plans;

  Certain transactions with other companies;

  Certain Company charitable contributions;

  Transactions where all shareholders receive proportional benefits; and

  Transactions involving competitive bids

Rogers will disclose the terms of related person transactions in its filings with the SEC to the extent required.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Rogers executive officers and directors, and persons who own more than 10% of Rogers capital stock, to file reports of ownership and changes of ownership with the SEC and the NYSE. Executive officers, directors and greater than 10% shareholders are required to furnish Rogers with copies of all reports they file.

Based solely on Rogers review of the copies of such forms it has received, and written representations from certain reporting persons, Rogers believes that all of its executive officers and directors, and persons who own more than 10% of Rogers capital stock, complied with all Section 16(a) filing requirements applicable to them during Rogers fiscal year ended December 30, 2007.

Proposals of Shareholders

Proposals of shareholders intended to be presented at the 2009 Annual Meeting of Shareholders must be received by Rogers on or before November 20, 2008, to be considered for inclusion in Rogers proxy statement and form of proxy. Proposals of shareholders intended to be presented at the 2009 Annual Meeting although not included in the proxy statement and form of proxy, must be received by Rogers on or before December 10, 2008. Proposals received after that date will not be voted at the 2009 Annual Meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary authority on the proposal under the circumstances consistent with the proxy rules of the Securities and Exchange Commission. All shareholder proposals should be marked for the attention of Office of the Corporate Secretary, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188.

Solicitation of Proxies

Rogers will pay the cost of soliciting proxies. In addition to solicitations by mail, officers and employees of Rogers may solicit proxies personally and by telephone, facsimile or other means, for which they will receive no compensation in addition to their normal compensation. Rogers will also request banks, brokers and other nominees holding shares for a beneficial owner to forward proxies and proxy soliciting materials to the beneficial owners of capital stock held of record by such persons. Rogers will upon request reimburse brokers and other persons for their related reasonable expenses. In addition, Rogers has retained InvestorCom, Inc. to assist it in the solicitation of proxies at a cost of approximately $4,000 plus reimbursement of expenses.

“Householding” of Proxy Materials

The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more security holders sharing the same address by delivering a single Notice Regarding the Availability of Proxy Materials, and, for those who request, a single paper copy of the proxy statement and annual report addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for companies.

This year, a number of brokers with account holders who are Rogers shareholders will be “householding” proxy materials. A single Notice Regarding the Availability of Proxy Materials and, for those who request, a single paper copy of the proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. If, at any time, a shareholder no longer wishes to participate in “householding” and would prefer to receive a separate Notice Regarding the Availability of Proxy Materials, proxy statement and/or annual report, please notify the broker and send a written request to Rogers Corporation, Office of the Corporate Secretary, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188 or contact Robert M. Soffer at (860) 779-5566 and Rogers will promptly deliver a separate copy of the proxy statement and annual report to such shareholder.

Shareholders who share the same address, who currently receive multiple copies of the Rogers Notice Regarding the Availability of Proxy Materials, proxy statement and annual report and would like to request “householding” of such information should contact their broker or Rogers.

Communications with Members of the Board of Directors

Although the board of directors has not formally adopted a process by which shareholders may communicate directly with directors, it believes that the procedures currently in place and described below will continue to serve the needs of the board and shareholders. Until such time as the board may adopt a different set of procedures, any such shareholder communications should be sent to the board of directors, Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, c/o Vice President and Secretary of the Company. At the present time, all such communications sent by shareholders to the above address will be forwarded to the Lead Director of the board for consideration.

Availability of Certain Documents

Rogers Corporation maintains a website (http://www.rogerscorporation.com). Rogers’ Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Related Party Transactions Policy, Audit Committee Charter, Compensation and Organization Committee Charter and Nominating and Governance Committee Charter are each available in a printable format on this website. In addition, you may obtain a copy of any of these documents without charge by sending a request to Rogers Corporation, One Technology Drive, P. O. Box 188, Rogers, Connecticut 06263-0188, Attn: Vice President and Secretary. Rogers Corporation’s website is not incorporated into or a part of this proxy statement.

Appendix A

     ROGERS CORPORATION
2005 EQUITY COMPENSATION PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

     The name of the plan is the Rogers Corporation 2005 Equity Compensation Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of Rogers Corporation (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will help assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     “Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     “Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights.

     “Board” means the Board of Directors of the Company.

     “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto, and related rules, regulations and interpretations.

     “Committee” means the Compensation and Organization Committee of the Board, or any successor committee thereto, provided that such committee consists of not less than two Non-Employee Directors.

     “Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

     “Deferred Stock Award” means Awards granted pursuant to Section 9.

     “Directors Deferred Compensation Plan” means the Rogers Corporation Voluntary Deferred Compensation Plan for Non-Employee Directors, as amended from time to time, or any successor plan thereto.

     “Disability” means (i) for purposes of Incentive Stock Options, disability as set forth in Section 22(e)(3) of the Code, and (ii) for purposes of all other Awards, any medically determinable physical or mental impairment that the Committee determines generally qualified as a “disability” for purposes of the employee benefits for which such individual is eligible.

     “Dividend Equivalent Right” means Awards granted pursuant to Section 12.

     “Effective Date” means the date on which the Plan is approved by shareholders as set forth in Section 18.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     “Fair Market Value” of the Stock on any given date means the “last” selling price, the price at “close,” or such other equivalent reported price for Stock (as hereinafter defined) on the business day immediately preceding that particular given date in each case as quoted in the New York Stock Exchange Composite Transactions in The Wall Street Journal newspaper; provided, however, that if there are no such market quotations for such date, then as determined in good faith by the Company.

     “Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

     “Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

     “Non-Employee Director Stock Award” means any Award made pursuant to Section 6.

     “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

     “Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

     “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award.

     “Restricted Stock Award” means Awards granted pursuant to Section 8.

     “Retainer Payment Date” means the day in June and the day in December of each calendar year that are designated by the Company as the dates upon which is payable a portion of the annual retainer fee due to a Non-Employee Director with respect to such calendar year; provided, however, that with respect to any individual who ceases to be a Non-Employee Director, “Retainer Payment Date” shall also mean the date designated by the Company on which is payable to such individual the proportionate share of the retainer fee due to such individual for his or her services as a Non-Employee Director since the later of the Effective Date or the last Retainer Payment Date.

     “Retirement” means termination of employment with the Company or its Subsidiaries that the Company determines generally qualifies as retirement for purposes of the employee benefits for which such individual is eligible and shall include, in the event such participant is eligible to participate in any qualified defined benefit pension plan of the Company, retirement under any qualified defined benefit pension plan of the Company (i.e., such individual commences receipt of pension benefits under such qualified defined benefit pension plan within 60 days of termination of employment).

     “Stock” means the common stock, par value $1.00 per share, of the Company, subject to adjustments pursuant to Section 3.

     “Stock Appreciation Right” means any Award granted pursuant to Section 7.

     “Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     “Unrestricted Stock Award” means any Award granted pursuant to Section 10.

     Except where otherwise indicated by the context, words in the masculine shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

     (a) Committee. The Plan shall be administered by the Committee.

     (b) Powers of the Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

           (i) to select the individuals to whom Awards may from time to time be granted;

           (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards, Unrestricted Stock Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

          (iii) to determine the number of shares of Stock underlying any Award;

           (iv) to determine and, subject to the provisions of Section 15, modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the general form of written instruments evidencing the Awards;

            (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

            (vi) subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Stock Options may be exercised;

            (vii) to determine at any time whether, to what extent, and under what circumstances distribution or the receipt of Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the grantee and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

            (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.

     (c) Delegation of Authority to Grant Awards. The Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or Covered Employees. Any such delegation by the Committee shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegatee or delegatees that were consistent with the terms of the Plan.

     (d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegatee thereof (including any person signing on behalf of the Company), shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegatee thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

     (a) Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,100,000 shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 80,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be (i) authorized shares of Stock that have never been issued, (ii) authorized but unissued shares of Stock (formerly known as “treasury shares”), or (iii) shares of Stock reacquired by the Company.

     (b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award (as hereinafter defined), (iii) the number and kind of shares or other securities subject to any then outstanding Awards, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, (v) the number of Stock Options automatically granted to Non-Employee Directors, and (vi) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights, subject to de minimis rounding) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares, or round such amounts as it deems appropriate.

     The Committee may also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other event if it is determined by the Committee that such adjustment is appropriate to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of an Incentive Stock Option, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

     (c) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Committee may otherwise specify with respect to particular Awards in the relevant Award documentation. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

     Notwithstanding anything to the contrary in this Section 3(c), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of such outstanding Options and Stock Appreciation Rights.

SECTION 4. ELIGIBILITY

     Grantees under the Plan will be such full or part-time officers and other full or part-time employees and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Committee in its sole discretion. Non-Employee Directors are also eligible to participate in the Plan, but only to the extent provided in Sections 5(b) and 6 below.

SECTION 5. STOCK OPTIONS

     Any Stock Option granted under the Plan shall be in such general form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

     (a) Stock Options Granted to Officers, Employees and Other Key Persons. The Committee in its discretion may grant Stock Options to eligible officers, employees and other key persons of the Company or any Subsidiary. Stock Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Committee may establish.

            (i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than 100 % of the Fair Market Value as of the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 % of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110 % of the Fair Market Value as of the grant date.

            (ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 % of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such Stock Option shall be no more than five years from the date of grant.

            (iii) Exercisability; Rights of a Shareholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. Except as provided in Section 3(b), no adjustment shall be made for dividends or other rights, the record date for which is prior to the date of issuance of the Stock that evidences the shares acquired by an optionee.

            (iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving an acceptable notice of exercise to the Company, specifying the number of shares to be acquired, together with payment of the exercise price. Payment of the exercise price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

           (A) In cash, by certified or bank check or other instrument acceptable to the Company;

           (B) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that have been beneficially owned by the optionee for at least six months and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

           (C) By the optionee delivering to the Company irrevocable instructions to a broker to promptly deliver to the Company cash or a certified or bank check payable or other instrument acceptable to the Company for the exercise price; provided that in the event the optionee chooses to pay the exercise price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The delivery of shares of Stock to be acquired pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full exercise price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws. In the event an optionee chooses to pay the exercise price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

            (v) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

      (b) Stock Options Granted to Non-Employee Directors.

            (i) Automatic Grant of Options. Each Non-Employee Director shall automatically be granted, as of each Retainer Payment Date, beginning with the Retainer Payment Date of June, 2005, a Non-Qualified Stock Option to purchase 2,250 shares of Stock (or, with respect to any individual who has become or ceased to be a Non-Employee Director since the last Retainer Payment Date, an amount equal to a prorated portion of 2,250 shares as determined on an equitable basis by the Company (the “Partial Retainer”)). Notwithstanding anything herein to the contrary, the Board may from time to time increase and/or decrease the number of shares set forth in the preceding sentence. The exercise price per share for the Stock covered by a Stock Option granted to a Non-Employee Director under this Section 5(b) shall be equal to the Fair Market Value of the Stock as of the date the Stock Option is granted.

            (ii) Exercise; Termination. Each Option granted under Section 5(b) is immediately exercisable as of the date of grant by the Non-Employee Director to whom it is granted (or, in the case of the death of the Non-Employee Director, his or her beneficiary and may be exercisable by the Non-Employee Director (or, in the case of the death of the Non-Employee Director, his or her beneficiary) at any time until the tenth anniversary of the date such Option is granted regardless of whether the Non-Employee Director continues to be a member of the Board. Except as specifically provided for in this Section 5(b), Options granted under this Section 5(b) shall be subject to the same terms and conditions as are generally applicable to Non-Qualified Stock Options granted under the Plan.

            (iii) Limited to Non-Employee Directors. The provisions of this Section 5(b) shall apply only to Options granted or to be granted to Non-Employee Directors, and shall not be deemed to modify, limit or otherwise apply to any other provision of this Plan or to any Option issued under this Plan to a participant who is not a Non-Employee Director. To the extent inconsistent with the provisions of any other Section of this Plan, the provisions of this Section 5(b) shall govern the rights and obligations of the Company and Non-Employee Directors respecting Options granted or to be granted to Non-Employee Directors.

     (c) Non-transferability of Options. All Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award agreement regarding a given Option that the optionee may transfer his or her Non-Qualified Stock Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Option.

SECTION 6. NON-EMPLOYEE DIRECTOR STOCK AWARDS

     (a) Stock Awards.

          (i) Annual Retainer. Subject to Section 6(b) below, each Non-Employee Director shall be granted, as of each Retainer Payment Date, shares of Stock free of any restrictions (except as otherwise provided in the Plan) in lieu of all of the annual retainer fee due to such Non-Employee Director on such Retainer Payment Date.

          (ii) Meeting Fees. Subject to Section 6(b) below, each Non-Employee Director shall have the right to elect to receive, in lieu of all or a portion of the meeting fees due to such Non-Employee Director, a grant of shares of Stock free of any restrictions (except as otherwise provided in the Plan).

Each Award granted under this Section 6(a) shall be for the number of shares of Stock obtained by dividing the applicable dollar amount by the Fair Market Value per share of Stock as of the meeting date, in all cases rounded up to the next higher whole number of shares.

     (b) Deferral of Awards. Each Non-Employee Director who is entitled to an Award under Section 6(a) above will have the right to elect to defer up to 100% of such Award in accordance with the rules and procedures of the Directors Deferred Compensation Plan. Dividends, if any, which would have been paid on any Stock so deferred, but for such deferral, will be payable to the Non-Employee Director in accordance with the provisions of the Directors Deferred Compensation Plan.

SECTION 7. STOCK APPRECIATION RIGHTS

     (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in whole shares of Stock (rounded as the Company deems appropriate in its sole discretion) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 % of the Fair Market Value of the Stock as of the date of grant multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

     (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

     A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related tandem Option.

     (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

           (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

           (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

           (iii) All Stock Appreciation Rights shall be exercisable during the grantee’s lifetime only by the grantee or the grantee’s legal representative.

SECTION 8. RESTRICTED STOCK AWARDS

     (a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

     (b) Rights as a Shareholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that it is subject to forfeiture until such Restricted Stock is vested as provided in Section 8(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 8(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Committee may prescribe.

     (c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement.

     (d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase, or the grantee’s risk of forfeiture, shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock shall have a time-based restriction, the restriction period with respect to such shares shall not be less than three years. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 8(c) above.

SECTION 9. DEFERRED STOCK AWARDS

     (a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Committee may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award shall have a performance-based goal, the restriction period with respect to such award shall not be less than one year, and in the event any such Deferred Stock Award shall have a time-based restriction, the restriction period with respect to such award shall not be less than three years. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

     (b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Committee may, in its sole discretion, permit a grantee to elect to receive a portion of the cash compensation or Restricted Stock Award otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Committee and in accordance with rules and procedures established by the Committee. The Committee shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Committee deems appropriate.

     (c) Rights as a Shareholder. During the deferral period, a grantee shall have no rights as a shareholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his or her Deferred Stock Award, subject to such terms and conditions as the Committee may determine.

     (d) Restrictions. A Deferred Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of during the deferral period.

     (e) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 10. UNRESTRICTED STOCK AWARDS

     Grant or Sale of Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Committee) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 11. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

     Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

     (a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following: (i) the Company’s return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels of the Company or any Subsidiary, a division, an operating unit or a business segment of the Company, or any combination of the foregoing; (iii) cash flow, funds from operations or similar measure; (iv) total shareholder return; (v) changes in the market price of the Stock; (vi) sales or market share; or (vii) earnings per share.

     (b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

     (c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

     (d) Maximum Award Payable. The maximum Performance-based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 80,000 Shares (subject to adjustment as provided in Section 3(b) hereof).

SECTION 12. DIVIDEND EQUIVALENT RIGHTS

     (a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

     (b) Termination. Except as may otherwise be provided by the Committee either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of another Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13. TAX WITHHOLDING

     (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for United States Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any United States Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee (or a grantee’s beneficiaries, as the case may be). The Company’s obligation to deliver stock to any grantee is subject to and conditioned on tax obligations being satisfied by the grantee.

     (b) Payment in Stock. Subject to approval from time to time by the Board or the Committee, a grantee may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Committee exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation and re-grants. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that: (i) increase the number of shares reserved for issuance under the Plan; (ii) expand the type of Awards available, materially expand the eligibility to participate or materially extend the term of the Plan; or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the shareholders of the Company entitled to vote at a meeting of shareholders. In addition, to the extent determined by the Committee to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company shareholders entitled to vote at a meeting of shareholders. Nothing in this Section 15 shall limit the Committee’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 16. STATUS OF PLAN

     With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. GENERAL PROVISIONS

     (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof for purposes of the United States Federal securities laws.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Delivery of Stock. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have either mailed such certificates in the United States mail or sent such certificates by means of an overnight delivery or other similar service, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee notice, addressed to the grantee, at the grantee’s last known address on file with the Company, of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

     (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

     (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

     (e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Company and shall not be effective until received by the Company. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 18. EFFECTIVE DATE OF PLAN

     This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present. Subject to such approval by the shareholders and to the requirement that no Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board. No grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 19. GOVERNING LAW

     This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, applied without regard to conflict of law principles.

DATE APPROVED BY THE BOARD OF DIRECTORS: February 17, 2005

DATE APPROVED BY SHAREHOLDERS: April 28, 2005

ROGERS CORPORATION
2005 EQUITY COMPENSATION PLAN

First Amendment

     Pursuant to the powers and procedures for amendment of the Rogers Corporation 2005 Equity Compensation Plan (the “2005 Plan”), described in Section 15 of the 2005 Plan, the Board of Directors of Rogers Corporation (the “Company”) hereby amends the 2005 Plan, as follows:

1.	Effective January 1, 2007, Section 6(a)(i) is amended by replacing the phrase “shall be granted” with the phrase “shall have the right to elect to receive”.

2.	Except as so amended, the 2005 Plan in all other respects is hereby confirmed.

     IN WITNESS WHEREOF, the Board has caused this First Amendment to the 2005 Plan to be duly executed on this 25th day of August, 2006.

ROGERS CORPORATION

By:	/s/ Robert M. Soffer
Robert M. Soffer
Vice President, Treasurer and Secretary

ROGERS CORPORATION
2005 EQUITY COMPENSATION PLAN

Second Amendment

     Pursuant to the powers and procedures for amendment of the Rogers Corporation 2005 Equity Compensation Plan (the “2005 Plan”), described in Section 15 of the 2005 Plan, the Board of Directors of Rogers Corporation (the “Company”) hereby amends the 2005 Plan as follows:

1. Effective as of the date hereof, the definition of “Fair Market Value” in Section 1 is amended by deleting the phrase “on the business day immediately preceding that particular given date” and substituting therefore the following:

     “on that particular given date”

2. Effective as of the date hereof, the definition of “Retainer Payment Date” in Section 1 is amended by deleting such definition in its entirety and substituting therefore the following:

     “ ‘Retainer Payment Date’ means June 15 and December 15 of each calendar year; provided, however, that with respect to any individual who ceases to be a Non-Employee Director, ‘Retainer Payment Date’ shall also mean the last day that such Non-Employee Director serves as a Non-Employee Director, on which date is payable to such individual the proportionate share of the retainer fee due to such individual for his or her services as a Non-Employee Director since the last Retainer Payment Date; provided further, however, that in the event any of the foregoing dates is not a business day, then ‘Retainer Payment Date’ shall in such case mean the business day immediately following that particular given date.”

3. Except as so amended, the 2005 Plan in all other respects is hereby confirmed.

     IN WITNESS WHEREOF, the Board of Directors has caused this Second Amendment to the 2005 Plan to be duly executed on this 27th day of October, 2006.

ROGERS CORPORATION

By:	/s/ Robert M. Soffer
Robert M. Soffer
Vice President, Treasurer and Secretary

PROPOSAL 2 – PROPOSED AMENDMENT

ROGERS CORPORATION
2005 EQUITY COMPENSATION PLAN

Third Amendment

     Pursuant to the powers and procedures for amendment of the Rogers Corporation 2005 Equity Compensation Plan (the “2005 Plan”), described in Section 15 of the 2005 Plan, the Board of Directors of Rogers Corporation (the “Company”) hereby amends the 2005 Plan, subject to the approval of the Company’s shareholders, as follows:

1. Effective as of the date hereof, Section 4 is amended by deleting the last sentence thereof and substituting therefore the following:

“Non-Employee Directors are also eligible to participate in the Plan, but only to the extent provided in Sections 5(b) and 6 below and the following sentence. In addition to the foregoing, Non-Employee Directors are also eligible to receive discretionary grants of Restricted Stock Awards and Unrestricted Stock Awards pursuant to Sections 8 and 10.”

2. Except as so amended, the 2005 Plan in all other respects is hereby confirmed.

     IN WITNESS WHEREOF, the Company’s Board of Directors has caused this Third Amendment to the 2005 Plan to be duly executed on this_______day of _____________, 2008.

ROGERS CORPORATION

By:

One Technology Drive
P. O. Box 188
Rogers, Connecticut 06263-0188

PHONE:
860.774.9605

WEBSITE:
http://www.rogerscorporation.com

ROGERS CORPORATION
ONE TECHNOLOGY DRIVE
ROGERS, CT 06263-0188

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Rogers Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the pre-addressed, postage-paid envelope we have provided or return it to Rogers Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	RGRSC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
ROGERS CORPORATION

THE BOARD RECOMMENDS A VOTE "FOR"
PROPOSALS 1, 2 and 3.

Vote on Directors

1.	To elect the following nominees as directors.
Nominees:
	01)	Walter E. Boomer	06) Eileen S. Kraus
	02)	Charles M. Brennan, III	07) William E. Mitchell
	03)	Gregory B. Howey	08) Robert G. Paul
	04)	J. Carl Hsu	09) Robert D. Wachob
	05)	Carol R. Jensen

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐
Vote on Proposals		For	Against	Abstain

2.	To approve the third amendment to the Rogers Corporation 2005 Equity Compensation Plan.	☐	☐	☐

3.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Rogers Corporation for the fiscal year ending December 28, 2008.	☐	☐	☐

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AT THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

(Continued on other side)

For Address Changes, please check this box and write them on the back where indicated.	☐

Please sign name as it appears. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity must state their full titles as such. As a shareholder, you are entitled to vote at this year's Annual Meeting of Shareholders and are encouraged to do so by dating, signing and returning this proxy card as soon as possible.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

As a shareholder, you are entitled to vote at this year's Annual Meeting of Shareholders and are encouraged to do so by dating, signing and returning the proxy card as soon as possible.

PLEASE ACT PROMPTLY
DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

Ñ Please detach and mail in the envelope provided only IF you are not voting via telephone or Internet. Ñ

ROGERS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
MAY 9, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints DENNIS M. LOUGHRAN and ROBERT M. SOFFER, and each of them, acting singly, with full power of substitution, as attorneys and proxies of the undersigned, to vote all shares of capital stock of Rogers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rogers Corporation to be held on May 9, 2008 at 10:30 A.M. at the Hartford Marriott Downtown Hotel, 200 Columbus Boulevard, Hartford, Connecticut 06103 and at any and all adjournments thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment thereof.

Address Changes:

(If you noted any Address Changes, please mark corresponding box on the reverse side.)

PLEASE ACT PROMPTLY
DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

(Continued from and to be signed on the other side)